U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Global Health Trax Inc.


             (Exact name of registrant as specified in its charter)



Nevada                              2834
------                              ----                             91-1961408
(State or other         (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of          Classification Code Number)        Identification No.)
incorporation or
organization)


                      2465 Ash Street, Vista, CA 92081-8424

        (Address of registrant's principal executive offices) (Zip Code)

                                  760-542-3000
              (Registrant's Telephone Number, Including Area Code)

                                Kennan E. Kaeder
                         110 West "C" Street, Suite 1300
                           San Diego, California 92101
                             Telephone 619-232-6545
                             Facsimile 619-374-~277
            (Name, Address and Telephone Number of Agent for Service)

                Approximate date of proposed sale to the public:
                          From time to time after this
                         registration statement becomes
                                   effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



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



CALCULATION OF REGISTRATION FEE

         Title of each class    Amount to be          Proposed maximum     Proposed maximum      Amount of
         of                     registered (1)        offering price per   aggregate offering    registration fee
         securities to be                             share                price
         registered

         Common stock           7,699,649             $1.25                $9,624,561            $1,219.43
         no par value

 (1) Includes 3,699,649 shares offered by selling shareholders, and 4,000,000 shares offered by Global Health Trax, Inc. The offering price of $1.25 per share for the selling shareholders was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



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



                             Preliminary Prospectus

                 Global Health Trax, Inc., a Nevada corporation

                                7,699,649 Shares

                                  Common Stock

                         Offering Price $1.25 per share

This prospectus relates to 7,699,649 shares of our common stock. We are offering for sale 7,699,649 shares of our common stock in a direct public offering. The purchase price is $1.25 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Of the shares being offered, selling shareholders will sell 3,699,649shares of their own shares. If all of the shares offered are purchased, the proceeds will be $9,624,561. Of that amount, $4,499,559 will be received by the selling shareholders and $5,000,000 of the proceeds will be received by us. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement unless Global Health Trax, Inc. determines to extend the offering for one additional term of six months.


--------------------- ------------------- -------------------- ----------------
Title of securities    Number of offered    Offering price        Proceeds
   to be offered            shares             per share
--------------------- ------------------- -------------------- ----------------
  Common Stock            7,699,649           $1.25            $9,624,561(1)
--------------------- ------------------- -------------------- ----------------

(1) The selling security holders will sell at a price of $1.25 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders. We will receive $5,000,000 of the proceeds of the shares being sold by us.

See "Risk Factors" for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is___________,2004

Subject to completion.


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





                                 TABLE OF CONTENTS


 Prospectus Summary ...........................................................6
 Risk Factors..................................................................7
 Use of Proceeds..............................................................13
 Determination of Offering Price..............................................15
 Dilution.....................................................................15
 Capitalization...............................................................17
 Selling Security Holders.....................................................18
 Plan of Distribution.........................................................19
 Legal Proceedings............................................................24
 Directors, Executive Officers, Promoters and Control Persons.................24
 Executive Compensation ......................................................25
 Security Ownership of Certain Beneficial Owners and Management...............26
 Description of Securities....................................................27
 Interest of Named Experts and Counsel........................................29
 Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities..............................................................29
 Description of Business .....................................................31
 Management's Discussion and Analysis of Financial Condition and Results of
     Operations...............................................................43
 Description of Property......................................................51
 Certain Relationships and Related Transactions...............................51
 Market for Common Equity and Related Stockholder Matters.....................53
 Changes in and Disagreements with Accountants on Accounting and
 Financial Disclosure.........................................................53
 Experts......................................................................53
 Legal Matters................................................................53
 Additional Information.......................................................53
 Financial Statements................................................F-1 to F-38
 Indemnification of Directors and Officers..................................II-1
 Other Expenses of Issuance and Distribution................................II-1
 Recent Sales of Unregistered Securities....................................II-2
 Exhibits...................................................................II-3
 Undertakings...............................................................II-4
 Signatures.................................................................II-5


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

 Outside Back Cover Page

 Dealer Prospectus Delivery Obligation

 Until ___________, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.







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

Prospectus Summary
------------------
Our Business:                         Our principal business address is 2465
                                      Ash Street, Vista, California 92081-8424
                                      Our telephone number is 760-542-3000

                                      We develop, manufacture and distribute our own nutrition and other wellness products through home-based business entrepreneurs and other direct sales venues.

Our state of organization:            We were incorporated in Nevada in 1999.

Summary financial information:        The summary financial information set
                                      forth below is derived from the more
                                      detailed financial statements appearing
                                      elsewhere in this Form SB-2. We have
                                      prepared our financial statements
                                      contained in this Form SB-2 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement                      Period from
                                      January 1, 2003 to December 31, 2003

Revenue                               $7,819,836
Net Income (Loss)                     $ (227,465)
Net Income (Loss) Per Share           $    (0.01)

Balance Sheet                         December 31, 2003

Total Assets                          $2,279,246
Total Liabilities                     $1,628,919
Shareholders' Equity                  $  650,327

Number of shares being offered: 7,699,649 shares are being offered. Of these, selling shareholders intend to sell 3,699,649 of the shares being registered pursuant to this registration statement and we intend to sell 4,000,000 shares.

Number of shares outstanding          25,099,649 shares of our common stock are
after the offering:                   currently issued and outstanding. After
                                      the offering, 29,099,649 shares of our
                                      common stock will be issued and
                                      outstanding.

Estimated use of proceeds:            $5,000,000 for industrial plant
                                      development, debt reduction and working
                                      capital.


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

                                  RISK FACTORS

         In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

         We may need additional financing. We may not be able to further implement our business strategy unless sufficient funds are raised as a result of this offering, business operations or subsequent public or private offerings, which could prevent us from conducting marketing activities and becoming profitable. We do not currently have any specific plans to conduct an additional public or private offering. We have recently completed a private offering of 3,699,649 shares of common stock that resulted in $2,010,030 in proceeds to Global, including the conversion of debt for stock and stock subscriptions receivable in the amount of $187,500. In order to develop our business and fund proposed manufacturing activities, we believe that the proceeds from this offering will be sufficient to conduct our operations for the next 12 months although there can be no assurance that this is in fact true.

         Accordingly, in order to stay in business we must raise cash either from the sale of our products or from other sources. Our only other source for cash at this time is investments by others in our company. From June 1, 2003 to June 30, 2004, we raised approximately $2,010,030 from the sale of 3,699,649shares of common stock. This amount includes the conversion of some of our debt to stock by our creditors and stock subscriptions receivable in the amount of $187,500. If these funds, together with our product sales are not sufficient to support Global's operations during the next 12 months, then we may have to raise cash through loans or equity financing in order to implement our business plan. If we are unable to raise additional capital then you may lose your entire investment.

         We arbitrarily determined the offering price of the shares of common stock being offered by the selling shareholders and the offering price of the stock being offered by us. The price of the shares offered was arbitrarily selected by us and is not related to any objective measure such as book value. Investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares. Additionally, because we have not shown significant profitability, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

         We face intense competition in our industry that could severely impact our results. Global's products are sold in domestic and foreign markets in competition with other private label manufacturing and marketing companies. The vitamin and nutritional supplement industry is highly competitive, and competition continues to increase. The nutritional supplements category includes vitamins, minerals, herbs, botanicals, sports supplements, food supplements and homeopathic supplements. Competition for the sale of vitamins and supplements comes from many sources, including companies that sell supplements to supermarkets, large chain discount retailers, drug store chains and independent drug stores, health food stores, pharmaceutical companies and others who sell to wholesalers, as well as mail order vendors, eCommerce and network marketing companies. We do not believe it is possible to accurately estimate the number or size of its many competitors since the supplement industry is largely privately held and highly fragmented.

         We believe that competition among manufacturers of vitamin and supplement products is based, among other things, on price, timely delivery, product quality, safety, availability, product innovation, marketing assistance and customer service. The competitive position of Global will likely depend upon continued acceptance of its products, its ability to attract and retain qualified personnel, future governmental regulations affecting vitamins and nutritional supplements, and publication of vitamin product safety and efficacy studies by the government and authoritative health and medical authorities. In addition, our operations are subject to the risks normally associated with manufacturing vitamins and nutritional products, including shortage of certain raw materials and damage to property or injury to persons.

         Failure to abide by significant governmental regulation could halt our operations. The formulation, manufacturing, packaging, labeling, advertising and distribution of our products are subject to regulation by one or more federal agencies, including the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission ("CPSC"), the United States Department of Agriculture ("USDA") and the Environmental Protection Agency ("EPA"). Global's activities are also regulated by various agencies of the states and localities in which Global's products are sold, including without limitation the California Department of Health Services, Food and Drug branch. The FDA in particular regulates the advertising, labeling and sales of vitamin and mineral supplements and may take regulatory action concerning medical claims, misleading or untruthful advertising, and product safety issues. These regulations include the FDA's Good Manufacturing Practices ("GMP") for foods. Detailed dietary supplement GMP's have been proposed but no regulations have been adopted. Additional dietary supplement regulations were adopted by the FDA pursuant to the implementation of the Dietary Supplement Health and Education Act of 1994 ("DSHEA").

         We may also be subject, from time to time, to additional laws or regulations administered by the FDA or other Federal, state or foreign regulatory authorities, or to revised interpretations of current laws or regulations. Global is unable to predict the nature of such future laws, regulations, interpretations or their application to Global, nor can it predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. They could, however, by way of illustration and without limitation, require us to: reformulate certain products to meet new standards; recall or discontinue certain products not able to be reformulated; expand documentation of the properties of certain products; expand or provide different labeling and scientific substantiation; or, impose additional record keeping requirements. Any or all such requirements could have a material adverse effect on our results of operations and financial position.

         Adverse publicity about our industry could have a negative impact on Global. Our products consist primarily of dietary supplements (vitamins, minerals, herbs and other ingredients). We regard these products as safe when taken as suggested. In addition, various scientific studies have suggested the ingredients in some of our products may involve health benefits. We believe the growth in the dietary supplements business of the last several years may, in part, be based on significant media attention and various scientific research suggesting potential health benefits from the consumption of certain vitamin products. We are indirectly dependent upon our customers' perception of the overall integrity of our business, as well as the safety and quality of our products and similar products distributed by other companies that may not adhere to the same quality standards as ours. The business, operations, and financial condition of Global could be adversely affected if any of our products or any similar products distributed by other companies should prove or be asserted to be harmful to consumers, or should scientific studies provide unfavorable findings regarding the effect of products similar to those produced by us.

         There are no clinical studies that corroborate that our products are not dangerous to human consumption. Although many of the ingredients in our products are vitamins, minerals, herbs and other substances for which there is a long history of human consumption, some of these products contain innovative ingredients or combinations of ingredients. Although we believe all of our products to be safe when taken as directed, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form. Although we perform research and/or tests on the formulation and production of our products, we have not sponsored any clinical studies.

         If we cannot manufacture our own products our profitability would be severely impacted. We currently manufacture many of our products at our manufacturing facilities in Vista, California. Accordingly, any event resulting in the slowdown or stoppage of these manufacturing operations or distribution facilities in Southern California could have a material adverse affect on us. We do not maintain business interruption insurance.

         There is no assurance that our products will remain in demand. Although our products are currently in demand, there can be no assurance that such demand will continue or that we will be successful in obtaining a sufficient market share to sustain our business or to achieve significant profitable operations. We have a limited prior operating history and there can be no assurance that we will continue to maintain and increase our revenues and be profitable. Additionally, if either the demand for the particular products produced by us or the consumer industry generally suffers a decline, or if general economic conditions deteriorate significantly, our business could be impacted to a substantial degree resulting in lower profitability or losses. Many of the factors, which affect us are dictated by the marketplace and are beyond our control.

         Investors in our offering will suffer immediate substantial dilution. This offering will result in immediate substantial dilution for investors herein, which amount represents the difference between the net tangible book value per share of common stock.
See "Dilution."


         We intend to spend most of the proceeds of this offering on developing our manufacturing facility, paying off debt and marketing so there will be no funds to sustain operations if there is a downturn in sales. The continued development and commercialization of our products will require a commitment of substantial funds. Although, Global believes the net proceeds from the sale of the 4,000,000 shares we are offering together with cash generated from operations, will be sufficient to fund our operations for the next year, there can be no assurance that this will actually occur. To the extent that the proceeds from this offering and cash flow from operations are insufficient to fund our activities, we will be required to raise additional capital through equity or debt financing. Our actual capital requirements will depend on many factors, including but not limited to, the costs and timing of our development and launch activities, the success of our development efforts and the costs and timing of the expansion of our plant and marketing activities. The extent to which our existing and new products will gain market acceptance, will be based upon our ability to maintain existing collaborative relationships and enter into new collaborative relationships as well as dealing with competing product developments. Our commercialization efforts and the commercialization efforts of our competitors will depend upon relative costs involved in acquiring, prosecuting, maintaining, enforcing and defending intellectual property claims, developments related to regulatory issues, and other factors. We estimate that it will require a substantial investment to launch additional products with significant marketing efforts in its target market, and further additional funds will be necessary to implement our business plan nationwide and internationally. Furthermore, to satisfy these capital requirements, we may seek to raise additional funds through public or private financing, collaborative relationships or other arrangements. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, may involve significant restrictive covenants. Collaborative arrangements, if necessary to raise additional funds, may require us to relinquish our rights to certain of our technologies, products or marketing territories. Any failure or inability to raise capital when needed could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that such financing will be available on terms satisfactory to Global, if at all.

         Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

         We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares. There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

         We only have partial protection for our products from duplication by others. We rely upon a combination of patents and patents pending, proprietary technology and know-how, trademarks, copyrights, confidentiality agreements and other contractual covenants to establish and protect its intellectual property rights. There can be no assurance that steps taken by us to protect its intellectual property will be adequate to prevent misappropriation of that intellectual property, or that our competitors will not independently develop products substantially equivalent or superior to our products. We believe our business does not infringe upon the valid proprietary rights of others, but there can be no assurance that third parties will not assert infringement claims against us. In the event of an unfavorable ruling on any such claim, a license or similar agreement to utilize the intellectual property rights in question relied upon by Global in the conduct of its business will be available to us on reasonable terms, if at all. The loss of such rights (or the failure by us to obtain similar licenses or agreements) could have a material adverse effect on our business, financial condition and results of operations.

         We are using projections in this prospectus that may not be accurate. The description of the business incorporated in this Offering contains detailed financial projections, which are intended to be illustrative only. The financial projections were prepared by, and are based solely upon, estimates and assumptions made by Global and its officers. See "Assumptions Used in Projections." Financial projections are inherently unreliable. There is no assurance that the estimates and assumptions made by Global are or will be correct and/or accurate. Any inaccuracies in such estimates and assumptions could result in the financial projections being materially different from actual performance or results of operations for any period. This prospectus also contains a projection of future cash flows. The analysis of the financial aspects of Global's business often is based on projected cash flow, as distinguished from net operating income, as determined in accordance with Generally Accepted Accounting Principles ("GAAP"). Such projections of cash flow include not only cash flow generated by operations, but also tax benefits and cash projected from assumed private placements and an initial public offering. Numerous assumptions are necessarily made in projecting cash flow from operations but cannot be predicted with assurance.

         Investors should be aware of recent accounting pronouncements that might affect what is presented in this prospectus.

In January 2003, the FASB issued Interpretation Number 46, "Consolidation of Variable Interest Entities" ("FIN No. 46"). This Interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interests. FIN No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. In December 2003, FASB completed its deliberations regarding the proposed modification to FIN No. 46 and issued Interpretation Number 46 (R) "Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51" ("FIN No. 46 (R)"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46 (R) is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2004. The adoption of FIN No. 46 (R) is not expected to have an impact on the Company's consolidated financial position, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." It is effective for contracts entered into or modified after June 30, 2003, except as stated within the statement, and should be applied prospectively. Management believes the provisions of this Standard currently have no effect on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. Management believes the provisions of this Standard currently have no effect on our financial position or results of operations.

         If we are sued for product liability the business operations of the company may be seriously impacted. Global, like any other retailer, distributor and manufacturer of products that are designed to be ingested, faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. With respect to product liability claims, Global has $1.0 million per occurrence and $2.0 million in aggregate liability insurance subject to a self-insurance retention of $25,000. However, there can be no assurance that such insurance will continue to be available at a reasonable cost, or, if available, will be adequate to cover liabilities. Global generally does not obtain contractual indemnification from parties supplying raw materials or marketing its products and, in any event, any such indemnification is limited by its terms and, as a practical matter, to the creditworthiness of the indemnifying party. In the event that Global does not have adequate insurance or contractual indemnification, product liabilities relating to defective products could have a material adverse effect on Global. The Company was named as a defendant in a product liability lawsuit filed in the Superior Court of the State of Arizona on June 18, 2002. On April 12, 2004, the Company obtained a favorable court decision in the Superior Court case of the State of Arizona. In the opinion of management, it is not anticipated that the plaintiffs will appeal.

         Our business may be adversely affected if we don't continue to develop new products. Global believes its ability to grow in its existing markets is partially dependent upon its ability to introduce new and innovative products into such markets. Although Global seeks to introduce additional products each year in its existing markets, the success of new products is subject to a number of conditions, including developing products that will appeal to customers and obtaining necessary regulatory approvals. There can be no assurance that Global's efforts to develop innovative new products will be successful, that customers will accept new products or that Global will obtain required regulatory approvals of such new products. In addition, no assurance can be given that new products currently experiencing strong popularity and rapid growth will maintain their sales over time. See "Business -- Strategy."

         Our officers and directors control nearly eighty-five percent of Global and could take actions detrimental to your investment for which you would have no remedy. Global's directors and executive officers beneficially own the majority of the outstanding Common Stock as of the date of this filing. Accordingly, these shareholders will continue to have the ability to substantially influence the management, policies, and business operations of

Global. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Certain provisions of California law, as well as the issuance of preferred stock, and other "anti-takeover" provisions in Global's Articles and Bylaws, could delay or inhibit the removal of incumbent directors and could delay, defer, make more difficult or prevent a merger, tender offer or proxy content, or any change in control involving Global, as well as the removal of management, even if such events would be beneficial to the interests of Global's shareholders, and may limit the price certain investors may be willing to pay in the future for shares of Common Stock. See "Principal Stockholders" and "Certain Relationships and Related Party Transactions."

Forward Looking Statements

         Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

         We are registering 7,699,649 shares for sale by us and the selling stockholders. Of those shares, the selling shareholders are offering 3,699,649 shares. We are offering the remaining 4,000,000 shares being registered.

         Assuming all 4,000,000 of the shares we are offering are sold, we will receive $5,000,000 in proceeds. The net proceeds to us from the sale of the 4,000,000 shares offered hereby at a public offering price of $1.25 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $100,000 for legal, accounting, printing and other costs in connection with the offering. The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.



        Percent of total shares offered                25%               50%              75%             100%
                                                 ----------------- ---------------- ---------------- ----------------
                                                 ----------------- ---------------- ---------------- ----------------
        Shares sold                                     1,000,000        2,000,000        3,000,000        4,000,000
        Gross proceeds from offering                   $1,250,000       $2,500,000       $3,750,000       $5,000,000
        Less Offering Expenses                           $100,000         $100,000         $100,000         $100,000
                                                 ----------------- ---------------- ---------------- ----------------
                                                 ----------------- ---------------- ---------------- ----------------
        Net Offering Proceeds                           $1,150,00       $2,400,000       $3,650,000       $4,900,000
        Use of Net Proceeds
             Development    of    manufacturing          $250,000         $500,000         $750,000         $750,000
        facility
             Payment of Indebtedness                     $250,000         $750,000       $1,000,000       $1,000,000
             Marketing and Public Relations              $500,000       $1,000,000       $1,750,000       $3,000,000
             Working Capital                             $150,000         $150,000         $150,000         $150,000
                                                 ----------------- ---------------- ---------------- ----------------
                                                 ----------------- ---------------- ---------------- ----------------
        Total Use of Net Proceeds                      $1,150,000       $2,400,000       $3,650,000       $4,900,000
                                                 ================= ================ ================ ================

Determination of Offering Price

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

Dilution

         We are registering 3,699,649 shares for sale by the selling stockholders. We are registering an additional 4,000,000 shares for sale by us. We will receive no proceeds from the sale of the selling stockholder's shares. Consequently, the sale by the selling stockholders of their shares will not result in any dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

         However, the sale of 4,000,000 shares by us will result in substantial immediate dilution. The net book value per share of Global's common stock as of the date of Global's most recent audited financial statement, December 31, 2003, is approximately $0.03 per share based upon 24,149,308 shares outstanding as of December 31, 2003 after giving effect to a 4 for 1 reverse split of common stock authorized on June 20, 2003 followed by a 2 for 1 forward split authorized on November 15, 2003. Net book value per share is equal to total assets of Global less total liabilities divided by the number of common shares outstanding as of December 31, 2003 as adjusted for the share splits. Without taking into account any other changes in net tangible book value other than to give effect to the issuance of 4,000,000 shares of common stock hereby at an offering price of $1.25 per share, and the receipt and application of $5,000,000 in anticipated proceeds, including converted debt, in addition to 3,699,649 shares issued post 2 for 1 forward split in our recent private offering, the pro forma net book value of Global would be approximately $5,650,327 or $0.19 per share, including adjustments for shares issued since December 31, 2003. This represents an immediate increase in pro forma net book value of $0.16 per share to existing shareholders and an immediate dilution in net tangible book value of $1.09 per share to investors in the Notes offered hereby. The following table illustrates this per share dilution.

Assumed offering price................................................. $1.25
     Pro forma net book value per share
     Prior to Offering ................................................ $ 0.03
     Increase per share attributable to new investors.................. $ 0.16

Pro forma net book value after Offering................................  $0.19
Dilution per share to new investors.................................... ($1.06)

All per share figures are rounded to the nearest penny.

         The following table sets forth at December 31, 2003, the difference between existing stockholders immediately prior to the Offerings and the purchasers of shares in the Offering with respect to the number of shares purchased from us, the total consideration paid, and the average price per share paid. The calculations in the following table with respect to shares of Common Stock to be purchased in the Offering reflect an initial public offering price of $1.25:

                                    SHARES PURCHASED             TOTAL CONSIDERATION          AVERAGE PER SHARE
                                                                                                    PRICE
                                -------------------------    ----------------------------
                                ------------- -----------    -------------- -------------
                                   NUMBER         %             AMOUNT           %
                                ------------- -----------    -------------- -------------    --------------------
                                     (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Existing  stockholders                24,149     83 %               $1,560     23.8 %                      $0.07
New Stockholders                       4,950     17 %                4,900     76.2 %                       1.01
                                ------------- -----------    -------------- -------------    --------------------
                                ------------- -----------    -------------- -------------    --------------------
   Total                              29,099    100 %               $6,460     100 %                       $0.23

Capitalization

         The following table sets forth the capitalization of Global at December 31, 2003 and as adjusted to give effect to (i) the Exchange and (ii) the Offerings (at an assumed initial public offering price of $1.25 per share and application of a portion of the proceeds therefrom to reduce certain indebtedness of Global. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and the financial statements and the notes thereto included elsewhere in this Prospectus.


                                                                                           DECEMBER 31,2003
                                                                                       ACTUAL            AS ADJUSTED
                                                                                  -----------------     --------------
                                                                                  ------------------------------------
                                                                                  (DOLLARS   IN   THOUSANDS,   EXCEPT
                                                                                  SHARE DATA)
Current portion of capital leases                                                            $  42               $  -
Other short-term obligations                                                                 1,229                629
                                                                                  -----------------     --------------
                                                                                  -----------------     --------------
     Total short-term obligations                                                            1,271                629

Long-term debt:
     Notes payable                                                                             264                  -
     Capital leases payable                                                                     94                  -
                                                                                  -----------------     --------------
                                                                                  -----------------     --------------
          Total long-term debt                                                                 358                  -

Stockholders' equity:
     Preferred stock, authorized 10,000,000 shares with no par value, none
          issued and outstanding                                                                 -                  -
     Common stock, authorized 100,000,000 shares common stock with no par
          value; issued and outstanding 24,149,308 at December 31, 2003.                     1,560              6,460
     Stock subscriptions receivable                                                          (125)              (125)
     Retained earnings (deficit)                                                             (785)              (785)
                                                                                  -----------------     --------------
                                                                                  -----------------     --------------
          Total stockholders' equity                                                           650              5,550
                                                                                  -----------------     --------------
                                                                                  -----------------     --------------
               Total capitalization                                                         $2,279             $6,179
                                                                                  =================     ==============


(1)  As of December 31, 2003 the date of our most recent audit, as adjusted.
(2)  Assumes the sale of all 4,000,000 shares offered by Global.

Selling Security Holders

         This prospectus relates to the offer and sale of 3,699,649 shares of our common stock by the selling stockholders identified below. None of the selling stockholders are or have been affiliates of ours. The selling stockholders will determine when they will sell their shares. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each of the selling stockholders:

------------------------------------------------ --------------------- ---------------------- ------------------------
                   Name (1)                        Number of shares      Number of shares     Number of shares owned
                                                        owned                 offered         after the offering (1)
------------------------------------------------ --------------------- ---------------------- ------------------------
 Baluyot, Julius                                              44,443                44,443                         -
 Beck, William                                                22,222                22,222                         -
 Britland, Lois                                                5,556                 5,556                         -
 Bye, Duane                                                   11,176                11,176                         -
 Chapman, Dean and Mary                                       22,306                22,306                         -
 Chika, Terry & Silva                                         44,444                44,444                         -
 Cobb, Mark & Alyson                                          16,684                16,684                         -
 Dempsey, Todd                                                10,084                10,084                         -
 Dunning, Sherry                                               3,708                 3,708                         -
 Dy Ning, Marcelino                                            5,556                 5,556                         -
 Dyrr, Diana                                                  11,204                11,204                         -
 Elder, Bruce & Deeann                                         5,556                 5,556                         -
 Harton, Sandy                                                11,184                11,184                         -
 Hausig, John                                                  5,556                 5,556                         -
 Hoffman, Robert                                              27,778                27,778                         -
 Hutchins, Janice                                             33,360                33,360                         -
J. Vincent Construction Inc.                                111,840               111,840                          -
 Jones, Janet                                                  3,708                 3,708                         -
 Lee, Connie                                                  11,112                11,112                         -
 Leonard, Henry & Min                                         15,556                15,556                         -
 Lightfoot, Jr., Marshall & Kathryn                            5,556                 5,556                         -
 Lloyd C. Betker & Elizabeth Betker TTEES FBO
Lloyd C. Betker & Elizabeth Betker Revocable                                                                       -
Inter-Vivos TR UOT 09/07/1984                                  5,556                 5,556
 Martinez, Samuel                                              5,556                 5,556                         -
 McGinnis, Ted                                                10,084                10,084                         -
 Morgan, Jeff                                                 11,112                11,112                         -
 Moss, Marilyn                                                 3,708                 3,708                         -
 Oien, Sheila                                                 11,112                11,112                         -
 Okafor, Emmanuel                                              2,222                 2,222                         -
 Olson, Stanley & Barbara                                      5,556                 5,556                         -
 Ortiz, Amancio                                              111,111               111,111                          -
 Pierce, Mildred                                               5,556                 5,556                         -
 Robar Enterprises Inc.                                        5,556                 5,556                         -
 Schilcher, Ralph, Jr. & Catherine                             5,556                 5,556                         -
 Schofield, Christopher                                        7,000                 7,000                         -
 So, Jennifer                                                  5,556                 5,556                         -
 Summers, Richard                                             22,222                22,222                         -
 Summers, Sharon                                              43,333                43,333                         -
 Summers, Susan                                               24,444                24,444                         -
 The Catherine M. Dockerty Trust                              55,556                55,556                         -


                                       18

 The Emil and Virginia Tritten Family Trust                 222,224               222,224                          -
 The Everett Phillip Hale Family Trust                      336,164               336,164                          -
 The Larry E Tritten Trust                                  100,756               100,756                          -
 The Summers Living Trust DTD 01/21/92                       88,888                88,888                         -
 The Tom E. Dixson Trust                                  2,000,000             2,000,000                           -
 To The Rescue                                              100,000               100,000                          -
 Underwood, Jerry & Shirley                                   5,556                 5,556                         -
 Valenko, Ronald                                             22,222                22,222                         -
 Vines, James                                                 2,222                 2,222                         -
 Wagner, Charlotte                                            5,556                 5,556                         -
 Weisiger, Mary                                              11,120                11,120                         -
 Whistler, Fred & Belinda                                     5,556                 5,556                         -
 Wood, James                                                 20,000                20,000                         -
 Wood, James & Shirley                                       10,000                10,000                         -
                                                 --------------------- ---------------------- ------------------------
                                                         3,699,649             3,699,649                           -
                                                 --------------------- ---------------------- ------------------------



(1) Assumes all shares offered are sold.

Relationships Between Selling Shareholders.

     Some of the selling shareholders are related. Diana Kristen Dyrr is the daughter of Global officer and director Lorin Dyrr. Diana and Lorin Dyrr live in the same household. Frances and E. Phillip Hale are the parents of Global officer and director Everett Hale. Mr. Hale does not live in the same household with his parents. Richard Summers and Rosa Summers are the parents of Sharon Summers and Susan Summers. Virginia Tritten is the mother of Larry Tritten.
Henry Leonard is Global's Chief Financial Officer. Min Leonard is Henry Leonard's wife. Tom Dixson, grantor of the Tom E. Dixson Trust, is Global's landlord.

Plan of Distribution

         Selling Shareholders. This prospectus covers the resale by selling shareholders of shares of our common stock that they have already purchased from us. Selling shareholders may sell their shares of common stock either directly or through a broker-dealer in transactions between selling shareholders and purchasers, or otherwise. The selling stockholders will not use the Internet for the sale of their shares.

         The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately negotiated transactions;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o a combination of any such methods of sale; and

o any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at pries and on terms then prevailing at the time of sale, at prices than related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers such shares commissions as described above.

         The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         Broker-dealers may charge commissions to both selling shareholders selling common stock, and purchasers buying shares sold by a selling shareholder. Neither the selling shareholders nor Global can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling shareholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling shareholders may sell their common stock. Some states may also require selling shareholders to sell their common stock only through broker-dealers.

         We will not receive any proceeds from the sale of the shares by the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $100,000. The selling shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder.

         The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

         We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

         Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

         We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

         No stockholder may offer or sell shares of our common stock under this prospectus unless such stockholder has notified us of his or her intention to sell shares of our common stock and the registration statement of which this prospectus is a part has been declared effective by the SEC, and remains effective at the time such selling stockholder offers or sells such shares. We are required to amend the registration statement of which this prospectus is a part to reflect material developments in our business and current financial information. Each time we file a post-effective amendment to our registration statement with the SEC, it must first become effective prior to the offer or sale of shares of our common stock by the selling stockholders.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the exercise of warrants is subject to adjustment. To provide for adjustments that may occur in the future, the number of shares covered by this prospectus, and as shown in the table below, has been calculated at 130% of the total number of shares issuable upon exercise of the warrants, as such warrants have been originally issued.

         Sale of shares by Global. The following discussion addresses the material terms of Global's plan of distribution. We are offering up to 4,000,000 shares of our common stock at a price of $1.25 per share to be sold by Everett Hale, our Chief Executive Officer and Chairman of our Board of Directors. This will be the only method of distribution. Global does not intend to make any distribution through an underwriter or on the Internet. The shares will be sold through our principal executive officer and director, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of our company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares. The offering will not be sold to officers, directors or affiliates of Global Health Trax Inc. The minimum purchase is 1,000 shares at $1.25 per share or $1,250.

         There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

     Mr. Hale is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, shall conduct the offering. Mr. Hale is deemed not to be a broker for the following reasons:

         *He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         *He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         *He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         *He will restrict his participation to the following activities:

     A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

     B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

     C. Performing ministerial and clerical work involved in effecting any transaction.

         The offering will remain open for a period of 180 days and an additional 180 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

No Escrow Of Proceeds

         There is no escrow of any of the proceeds of this offering that will be received by us or our selling shareholders. Accordingly, we will have use of the funds to be received by us once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.

Special Note Regarding Forward Looking Statements

         Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We have a duty to update any of the forward-looking statements after the date of this prospectus if there is a change of a material nature in the information provided.


Legal Proceedings

         The Company was named as a defendant in a products liability lawsuit filed in the Superior Court of the State of Arizona on June 18, 2002. On April 12, 2004, the Company obtained a favorable court decision in the Superior Court case of the State of Arizona. In the opinion of management, it is not anticipated that the plaintiffs will appeal.

Directors, Executive Officers, Promoters and Control Persons

         The following table sets forth the directors and executive officers of our company, their ages, term served and all offices and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers serve under written contracts but all other employees serve at the will of the Board of Directors.

         There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our directors hold no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.

NAME                       AGE      TERM SERVED                POSITION WITH COMPANY
-------------------------- -------- -------------------------- --------------------------------------------------
-------------------------- -------- -------------------------- --------------------------------------------------
Everett Hale               61       Since Inception            Director, Chief Executive Officer & President
Lorin Dyrr                 60       Since Inception            Director, Executive Vice President
Russell Chaisson           57       Since January 1, 2004      Director, Vice President, Training & Marketing
Kennan Kaeder              50       Since June 1, 2003         Director, Legal Counsel
Henry S. Leonard           47       Since August 11, 2003      Chief Financial Officer

         Everett Hale (Cofounder, CEO, President and Chairman of the Board of Directors) is a 40-year veteran of owning, operating and managing businesses. His varied background includes the entertainment, food service, real estate, financial services, and nutrition industries promoting a variety of products. To many, Mr. Hale is widely known for his pioneering work in introducing the first commercially successful water-based ionic nutrition systems packaged for the consumer's convenience.

         Mr. Hale is popular with Multi-Level-Marketing (MLM, AKA "Network Selling") participants, because of his outgoing, entertaining personality. In the past six years, Mr. Hale has grown Global's affinity membership program into a great national success story.

         Lorin Dyrr (Cofounder, Executive Vice President and Director) has more than twenty-five years of experience in operations and management, including: rancher, organic farmer, family-owned health-food store operator, health products distributor, and new health product developer. For over 12 years, she developed and conducted the training programs for the representatives and management of Avon Products.

     Currently, in addition to her other responsibilities as an officer and director of Global, she oversees Global's Quality Control, Research and Development, Product Formulation and Acquisition and is responsible for Global's Production facilities.

     Russell Chiasson (Vice President Training and Marketing and Director) is the solution to Global's need for state of the art and cost-effective training on a nationwide and eventually worldwide scale. Having developed and implemented the corporate training programs for companies such as North American Rockwell, Northern Telecom, International Power Machines, Coca Cola, and TXE-Texas Industries, he was also the driving force behind the first MLM Telecom Company in the mid 1980's. That company became US Sprint.

     Mr. Chiasson has developed a Fortune 500 type multimedia, multi-sensory training video and manual for Global, the Team Trax Training System(TM)and is overseeing the development and implementation of Global's infomercial programs. He is a Director on Global's Board of Directors.

     Henry S. Leonard (Chief Financial Officer) brings over fifteen years of business experience and is a practicing Certified Public Accountant, licensed in California, Hawaii and Florida. Mr. Leonard has served as Chief Financial Officer to several companies including Nutri-Sport, Inc. in the nutritional supplements industry and Hydroflush Corporation in manufacturing, business acquisition and development. In addition to his private practice, he teaches part-time with National University, DeVry University and the University of Phoenix. Additionally, Mr. Leonard is near completion of a doctorate in Accounting. Mr. Leonard is a Certified Management Accountant and holds a Masters in Business Administration.

     Kennan E. Kaeder has been an attorney licensed to practice law in the state of California since 1982. He maintains a private law practice in San Diego, California that emphasizes business formation, corporate governance and securities law issues. He has extensive experience in advising new and developing companies in all aspects of the law relating to formation, capital raising and operating issues.

Executive Compensation

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the year ended December 31, 2003, our executive officers and directors.

         Summary Compensation Table Long-Term Compensation Awards

COMPENSATION 2003

     NAME AND PRINCIPAL POSITION     SALARY                 ($) BONUS / OTHER               ($) NUMBER OF SHARES AND
                                                                                                  UNDERLYING OPTIONS
     Everett Hale                                   97,900                           0                    11,000,000
     Lorin Dyrr                                     97,900                           0                    10,900,000
     Kennan Kaeder                                       0                      32,000                             0
     Russell Chaisson                                    0                     110,383                     1,000,000
     Henry Leonard                                  27,415                           0                        15,556

COMPENSATION 2004(1)

     NAME AND PRINCIPAL POSITION      SALARY                ($) BONUS / OTHER               ($) NUMBER OF SHARES AND
                                                                                                  UNDERLYING OPTIONS
     Everett Hale                                  143,000                           0                    11,000,000
     Lorin Dyrr                                    143,000                           0                    10,900,000
     Kennan Kaeder                                       0                      54,000                        20,000
     Russell Chaisson                               92,000                      93,600                     1,000,000
     Henry Leonard                                  92,800                           0                       590,556

(1) Estimated for the year ended December 31, 2004.

         There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company and each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group, assuming the sale of all 4,000,000 shares offered by Global:


           ----------------------------------------- ----------------------- -------------------

                                                        Number of Shares
                         Shareholder                   Beneficially Owned     Percentage Owned
           ----------------------------------------- ----------------------- -------------------
           ----------------------------------------- ----------------------- -------------------
           Everett Hale                                          10,000,000        39.8%
           ----------------------------------------- ----------------------- -------------------
           ----------------------------------------- ----------------------- -------------------
           Lorin Dyrr                                             9,900,000        39.4%
           ----------------------------------------- ----------------------- -------------------
           ----------------------------------------- ----------------------- -------------------
           Kennan Kaeder                                                  -        00.0%
           ----------------------------------------- ----------------------- -------------------
           ----------------------------------------- ----------------------- -------------------
           Russell Chaisson                                       1,000,000        04.0%
           ----------------------------------------- ----------------------- -------------------
           ----------------------------------------- ----------------------- -------------------
           Henry Leonard                                            500,000        01.9%
           ----------------------------------------- ----------------------- -------------------
           ----------------------------------------- ----------------------- -------------------
           Tom Dixson                                             2,000,000        08.0%
           ----------------------------------------- ----------------------- -------------------
           ----------------------------------------- ----------------------- -------------------
           Selling shareholders                                   1,699,649         6.8%
           ----------------------------------------- ----------------------- -------------------
           ----------------------------------------- ----------------------- -------------------
           All officers and directors as a group                 21,400,000        85.30%
           ----------------------------------------- ----------------------- -------------------

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

         Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities

         The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

         Global Health Trax Inc. is presently authorized to issue 100,000,000 shares of no par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock.

         Global Health Trax Inc. is also presently authorized to issue 10,000,000 shares of no par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the California Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the California Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

         The Board of Directors of Global has adopted a non-qualified 2003-2004 Employee Stock Option Plan. The Board of Directors administers the plan unless a committee is appointed by the Board (the "Committee") to administer the plan. The plan authorizes the Board/Committee to grant options to certain qualifying key employees. Within certain limitations, both the selection of recipients and the number of option shares to be allocated to each recipient is within the discretion of the Board/Committee, but the aggregate number of option shares granted under the Plan cannot exceed Three Million Shares (3,000,000). Under the plan, optionees have the right to exercise the options no sooner than the second anniversary date of hire by Global, or, if the optionee has at the time of the grant of the option has been an employee of Global for over two years, then no sooner than one year from the date of grant of the options. All options granted expire 36 months from the date of this grant. 2,496,200 of incentive stock options were granted in January 2004. Global Health Trax' Inc.'s non-qualified stock option plan includes an incentive for certain key employees and independent contractors who make significant contributions to Global's growth and development. To date the Board of Directors has authorized 1,000,000 shares for such purposes. Under this plan, optionees have the right to exercise no more than on half of the total options granted no sooner than the first anniversary date of the grant. Optionees have the right to exercise the remaining options granted no sooner than the second anniversary date of the grant. All options granted herein shall expire 36 months from the date of this Grant. The selection of recipients, the exercise price and the number of option shares to be allocated to each recipient is strictly within the discretion of the Board of Directors.

Dividend Policy

         We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under California corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

         We intend to use U.S. Stock Transfer, 1745 Gardena Avenue, Glendale, CA 91204, as our transfer agent and registrar for the common stock upon completion of the offering.

Interest of Named Experts and Counsel

         Kennan Kaeder, our legal counsel and a director of Global, has been granted an option to purchase 20,000 shares of common stock pursuant the terms of our key employee and independent contractor stock option plan. These options were granted to Mr. Kaeder on January 2, 2004. One half of these options become exercisable on January 2, 2005 and the other half on January 2, 2006. The options expire if not exercised by January 2, 2007. Mr. Kaeder was not hired on a contingent basis. Further, no other expert was hired on a contingent basis.

Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
Liabilities

         Our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or for unlawful payments of dividends or unlawful stock purchase or redemption by us.

         Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

         Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, we will have 29,099,649 shares of common stock outstanding. Of these shares, the 7,699,649 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933.

         The remaining 21,400,000 shares of common stock held by the remaining stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act of 1933. Of these shares, 19,900,000 shares are held by two of our officers and directors, Everett Hale and Lorin Dyrr, exclusive of options granted to acquire additional common stock. These shares were initially issued more than two years ago and therefore are currently eligible for sale subject to the limitations of Rule 144 for control persons, otherwise known as "affiliates" under the Rule. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

         In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

         Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one- and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

         There is presently no agreement by any holder, including our "affiliates," of "restricted" shares not to sell their shares.

Penny Stock Regulation

         Our shares will probably be subject to the Penny Stock Reform Act of

1990, which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

Description of the Business

General

         Global Health Trax, Inc. develops, manufactures, markets, distributes and sells branded and private label vitamins, nutritional supplements, dietary supplements and holistic technological products in the United States and throughout the world. Our website address is www.globalhealthtrax.com. No part of the website is to be considered part of this prospectus. We offer a broad range of liquids, capsules and powdered products consisting of approximately 100 stock keeping units ("SKUs"). Our portfolio of recognized brands, Life SupportTM, Nature's TurnTM and Smart MagnetsTM, are primarily marketed through multi-level marketing, mass market, and health food store distribution channels. We market our branded nutritional supplement products, both domestically and internationally, in four principal categories:

1.       specialty supplements;
2.       vitamins and minerals;
3.       non-traditional dietary supplements;
4.       technological health products.

         Our Life Support line of products and two Nature's Turn products are produced internally, with certain powdered, encapsulated, cream and the Smart Magnet line products by outside vendors.

         Our principal executive offices are located at 2465 Ash Street, Vista, California 92081-8424 and our telephone number is (760) 542-3000. We were incorporated in Nevada in 1999. Our Internet website address is www.globalhealthtrax.com. No part of the website is to be considered part of this prospectus. Following the completion of this offering, we anticipate that our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and all amendments thereto, along with other reports required by the Securities Exchange Act of 1934, will be available free of charge on our internet website. These reports will be posted on our website as soon as reasonably practicable after such reports are electronically filed with the Securities And Exchange Commission (SEC).

Recent Developments

         On October 15, 2003, we secured the full patent rights to our flagship product Oxygen Elements, United States Patent Office number 6,383,534 B1. This patent covers two products, Oxygen Elements and Silica Plus, both of which are leaders in the dietary supplements field of oxygenation.

         At our 2003 San Diego, California Health and Wellness convention, we introduced one primary product and a new product line: Super Sea Essentials and Smart Magnets. The Super Sea Essentials fills a void in the market for a general tonic that provides an abundance of natural antioxidants and minerals on a daily basis. The Smart Magnets represent an individual programmable approach to health magnet technology.

         On November 15, 2003, a special stockholders' meeting was held in San Diego, California and a two-for-one stock split was approved for stockholders of record on that date.

Industry Overview

         Global believes it is well positioned to capitalize on the growth of the nutritional supplements market. Multi-Level Marketing of Nutrition Products and related Natural Personal Care Products in the U.S. in 2000 was approximately $4.760 billion, which represents approximately 16% of the total U.S. industry of $29.9 billion in 2000 and is growing at a compound annual growth rate of approximately 8% in 2001 and 2002. Global believes several factors account for the steady growth of the nutritional supplement market, including increased public awareness of the health benefits of nutritional supplements and favorable demographic trends toward older Americans who are more likely to consume nutritional supplements.

         Over the past several years, public awareness of the positive effects of nutritional supplements on health has been heightened by widely publicized reports and medical research findings indicating a correlation between the consumption of nutrients and the reduced incidence of certain diseases. Reports have indicated that the United States government and universities generally have increased sponsorship of research relating to nutritional supplements. In addition, Congress has established the Office of Alternative Medicine within the National Institutes of Health to foster research into alternative medical treatment modalities, which may include natural remedies. Congress has also recently established the Office of Dietary Supplements in the National Institutes of Health to conduct and coordinate research into the role of dietary supplements in maintaining health and preventing disease.

         Global believes that the aging of the United States population, together with a corresponding increased focus on preventative health care measures, will continue to result in increased demand for certain nutritional supplement products. According to Congressional findings that accompanied the DSHEA, national surveys reveal that almost 43% of Americans regularly consume vitamins, minerals and/or herbal supplements and 80% have consumed these products at some time during their lives. The 35-and-older age group of consumers, which is expected to continue to grow over the next two decades, represents 78% of the regular users of vitamin and mineral supplements. Based on data provided by the United States Bureau of the Census, from 1990 to 2010, the 35-and-older age group of the United States population is projected to increase by 32%, a significantly greater increase than the 20% projected increase for the United States population in general.

         Global believes these and other trends have helped fuel the growth of the nutritional supplement market. To meet the increased demand for nutritional supplements, a number of successful nutritional supplement products have been introduced over the past several years with several in the pipeline for future introduction.

         Although data from the fragmented international markets is not readily available, we believe similar demographics, events, and other trends also present certain future opportunities in international markets.

Brands, Products and Distribution

        The following table shows comparative net sales results categorized by business unit and as a percentage of net sales for quarter ending 03/31/2004, and fiscal years 2003, 2002 and 2001 (dollars in thousands):

                              QE 03/31/2004               FYE 2003                 FYE 2002                   FYE 2001
                          ----------------------    ---------------------    ----------------------    -----------------------
                          ------------ ---------    ------------ --------                 ---------                  ---------
Life Support                  842,381     33.6%       3,555,151    45.5%       3,467,774     66.7%        4,824,527     74.8%
---------------------     ------------ ---------    ------------ --------    ------------ ---------    ------------- ---------
---------------------     ------------ ---------    ------------ --------    ------------ ---------    -------------
Nature's Turn               1,522,085     60.6%       3,731,202    47.7%       1,336,445     25.7%          935,646     14.5%
---------------------     ------------ ---------    ------------ --------    ------------ ---------    ------------- ---------
---------------------
Technological                  66,914      2.7%         131,683     1.7%          89,185      1.7%              ---       ---
---------------------     ------------ ---------    ------------ --------    ------------ ---------    ------------- ---------
---------------------
Marketing Aids                 14,876       .6%          68,917      .9%          92,634      1.8%           65,951      1.0%
---------------------     ------------ ---------    ------------ --------    ------------ ---------    ------------- ---------
---------------------
Other                          64,397      2.5%         332,883     4.2%         210,545      4.1%          622,371      9.7%
---------------------     ------------ ---------    ------------ --------    ------------ ---------    ------------- ---------
---------------------
Total                       2,510,653     100.%       7,819,836    100.%       5,196,583     100.%        6,448,495     100.%
                          ============ =========    ============ ========    ============ =========    ============= =========


Global's products are distinguished by their:

|X|      Scientific Basis
|X|      Complete Approach to Wellness
|X|      Superior Formulations
|X|      FDA-Certified, State-Of-The-Art Production Facilities
|X|      Quality Ingredients
|X|      Patent & Trade Secrets
|X|      Documented Success

In support of these business activities, Global performs the following functions:

|X| Nutritional Product Development, sometimes with Patentability |X| Research and FDA-certified Production.
|X| Infrastructure (telecommunications, computer networks, paperless office environment, policies and procedures, training, physical office space, product management systems, state of the art shipping department, fully integrated enterprise software, etc.)
|X| Multi-channel Distribution.
|X| Two free individual Member websites: a business-building site;
    a retail sales site.

Life Support(TM)

         Life Support(TM) products are liquid-based nutrition supplements that improve, balance, and increase overall health, vitality, and immunity. They are the nutritional foundation needed for wellness providing the body with the 40 or so nutrients that the body does not make on its own. This line currently consists of two patented products and three support products. With the wellness and vitality of the human body dependent upon getting and absorbing over 40 well-known nutrients essential for good health, Life Support(TM) includes two vitality factors not included in most nutrition programs: oxygen and silica. A key technology feature of Life Support is that all products are in a very tasty liquid form. Liquids have specific advantages over pills and tablets, including better absorption rates in the body and ease of oral application.

         Oxygen Elements Plus(TM) is our oxygen supplement flagship product patented under United States Patent Number 6,383,534 B1. Silica Plus(TM) is a parallel patented product with Silica Plus(TM) that provides benefits to hair, skin and nails as well as nutritional support for the lungs, joints and cardiovascular system. The Life Support(TM) product line also includes our Daily Vita Plus(TM) (Vegetarian and regular) as well as Mega Minerals Plus(TM). The Life Support(TM) product line is the starting point of Global's marketing towards those interested in its products. The Life Support line represents the core foundation of general daily nutrition as presented by Global Health Trax Inc.

         All of the Life Support products are produced internally by Global. This insures the highest quality possible in the raw material selection, storage and preparation and guarantees complete control over product quality assurance.

         By providing the basic nutrients needed in the body, a foundation is created to meet an individual's needs through more specific products that are provided through the product line named Nature's Turn(TM).

Nature's Turn(TM)

         The products available through Nature's Turn will grow much faster than those of Life Support(TM). The reason is that this is a specialty category meant to provide nutritional supplements to meet an individual's particular needs. The Nature's Turn products are designed to assist the body in dealing with many challenges including fungal infestation, enzyme support, temporary heart burn, digestive disorders, immune system support, anti-aging help, sleep disorders, the restoration of lean muscle mass through proper nutrition, help with joint pain due to cartilage damage, and more. The product line currently consists of a dozen products, some of which are produced internally and others outsourced. The same standards of quality are applied to all products represented by Global Health Trax Inc. whether produced internally or not.

Smart Magnets(TM)

         The technological products produced for this line result from the digital programming of electro-magnetic (EM) energy into health magnets. The Smart Magnet is comes ready to use and provide EM support as soon as they are applied to the body. By programming these magnets, we get a variety of EM benefits as opposed to just one or two benefits with standard health magnets. With ten different magnets currently, the line is expected to triple in 2005.

Other

         As a multi-level marketing company, sales are generated through a membership base. Currently there are over 70,000 members registered with Global Health Trax, Inc. Sales to these members include marketing aids in addition to the Life Support(TM), Nature's Turn(TM) and Smart MagnetsTM product lines. Marketing aids include books, tapes, CDs, business development tools and plans, brochures, flyers, pamphlets, sales training videos, catalogues, and much more.

         The statements provided above and throughout Company marketing and claims have not been evaluated by the Food and Drug Administration and the products listed are not intended to diagnose, treat, cure or prevent any disease. Regardless, Global has accumulated volumes of testimonials in support of its products. As a result, Global believes that its brands will become leaders in the direct selling nutritional supplement industry. The following table identifies Global's 16 leading products and illustrates Global's multi-brand, multi-channel strategy:

BRAND                                       PRIMARY CHANNEL                      PRIMARY NUTRITIONAL SUPPORT

-----                                       ---------------                             ----------------
Life Support Line
Oxygen Elements Plus                Retail, Wholesale, Multi-Level Marketing    Oxygenation, Trace Elements
Silica Plus                         Retail, Wholesale, Multi-Level Marketing    Hair, Skin, Nails, Lungs, Joints
Daily Vita Plus                     Retail, Wholesale, Multi-Level Marketing    Multivitamin Supplement
Daily Vita Plus (Vegetarian)        Retail, Wholesale, Multi-Level Marketing    Multivitamin Supplement
Mega Minerals Plus                  Retail, Wholesale, Multi-Level Marketing    Multimineral Supplement

Nature's Turn Line
Threelac                            Retail, Wholesale, Multi-Level Marketing    Fungal Defense
Super Sea Essentials                Retail, Wholesale, Multi-Level Marketing    Antioxidant and Energy Drink
L-H-B                               Retail, Wholesale, Multi-Level Marketing    Enzyme Support
Active Enzymes                      Retail, Wholesale, Multi-Level Marketing    Digestive Enzyme Support
Coral Complete                      Retail, Wholesale, Multi-Level Marketing    Multimineral Supplement
Mineral Milk Powder                 Retail, Wholesale, Multi-Level Marketing    Multimineral Supplement
Colostrum FM       (Capsules)       Retail, Wholesale, Multi-Level Marketing    Immune Support
Colostrum FM       (Powder)         Retail, Wholesale, Multi-Level Marketing    Immune Support
Gold Label Noni Juice               Retail, Wholesale, Multi-Level Marketing    Broad Nutritional Support
HGH at Night                        Retail, Wholesale, Multi-Level Marketing    Collagen Protein Supplement
Start-Ups                           Retail, Wholesale, Multi-Level Marketing    Herbal Cell Support
ProgestAroma                        Retail, Wholesale, Multi-Level Marketing    Progesterone Cream

Smart Magnet Line
Life Support                        Retail, Wholesale, Multi-Level Marketing    Partner to Oxygen Elements
Water Revive                        Retail, Wholesale, Multi-Level Marketing    Wake Up the Taste of Water
Bedtime                             Retail, Wholesale, Multi-Level Marketing    Partner to Mega  Minerals  Plus for
Rest
Ideal Beauty                        Retail, Wholesale, Multi-Level Marketing    Partner  to  Silica  Plus  for Hair
and Skin
Comfort                             Retail, Wholesale, Multi-Level Marketing    Assist in Pain Relief
Vital Move                          Retail, Wholesale, Multi-Level Marketing    EM Support for Cleansing
Magflex                             Retail, Wholesale, Multi-Level Marketing    Partner  to  Silica  Plus for Joint
Stress
Smile                               Retail, Wholesale, Multi-Level Marketing    For Stressful Times
Alert                               Retail, Wholesale, Multi-Level Marketing    Help Increase General EM Support
Seasonal Best                       Retail, Wholesale, Multi-Level Marketing    Extra  EM  Support   for   Seasonal
Changes

Marketing Aids                           Retail, Wholesale, Multi-Level Marketing       Hardgoods

         To support its multi-brand, multi-channel strategy, Global will continue to invest in research and development and state-of-the-art manufacturing and distribution facilities. Global's research and development department is currently working on several new product innovations to be brought to targeted markets in the next twelve months. Global believes its research and development commitment and integrated manufacturing capabilities will continue to provide a significant advantage in capturing an increasing share of the growing nutritional supplement market.

         Global intends to broaden its position in the nutritional supplement industry by utilizing the multi-level marketing channels to strengthen brand awareness and promote sales. Specifically, Global's strategy is to: (i) leverage its portfolio of established brands to increase its share of the nutritional supplement market; (ii) develop new brands and product line extensions through its commitment to research and development; (iii) continue the growth of its balanced distribution network; (iv) further penetrate international markets; and
(v) supplement internal growth through focused organizational development and training through increased marketing development and support of the multi-level marketing entrepreneurs. Global believes that its multiple distribution channels, broad portfolio of leading brands and state-of-the-art manufacturing and distribution capabilities position it to be the long-term competitive leader in the nutritional supplement industry.

         Global's strategy is to increase sales, profits and market share by further enhancing its leadership position in the sale of vitamins, sports nutrition products, weight management and other nutritional supplements to health and natural food stores, mass market accounts and through certain direct sales distribution channels. Global plans to implement this strategy by: (i) capitalizing on the strength of its established brands; (ii) developing and introducing new channel-specific products and product innovations; (iii) increasing penetration of foreign markets; and (iv) improving manufacturing and operational efficiencies.

         We have grown from start-up to $1,000,000 in our first full year to $5,200,000 in 2002, $7,800,000 in 2003 and we expect to generate between $12,000,000 and $15,000,000 in 2004. Global strongly believes it will be able to achieve sales of $3,000,000 to $4,000,000 per month, within 24-30 months of completion of its securities offerings. To accomplish this goal, Global plans to increase its marketing activities through a national regional rally program, to open new sales regions both in North America, Australia and Europe, grow existing multi-level marketing relationships with members, create a new "Customer Care and Development" strategy, create and broadcast radio and television infomercials and solicit contract manufacturing and fulfillment. Global contemplates the creation of a wellness cable information and shopping channel in the future. The ultimate goal of Global is to dramatically increase sales by a factor of 5 to 6 within 4 years.

         Global consolidated its operations under one roof in 2002 and opened its state of the art product production facility in May 2003. We lease a single, freestanding building of 47,550 square feet in Vista California, a northern San Diego County suburb. The lease is triple net, expires in 2013 and contains a cost of living increase as well as a cost of living decrease. Global's offices are located at 2465 Ash Street, Vista, CA 92081; telephone: 760-542-3000; facsimile: 760-542-3046 or 800-673-4883; e-mail:ght@globalhealthtrax.com; website: www.globalhealthtrax.com; contact: Everett Hale, President or Lorin Dyrr, Executive Vice-President. See "Related Party Transactions -- Certain Acquisitions."

         We are now in a position to deliver production capacity to match

Global's marketing and sales goals. Global has identified multiple qualified providers of nutritional materials and finished nutritional products in the U.S., Canada, and Europe.

         In May 2003, Global shipped its first order to Indonesia under a license agreement with a privately owned company, GHT-Indonesia. Neither Global nor any of its current owners have any ownership interest in GHT-Indonesia. A similar license agreement is currently being negotiated for Korea, Singapore and Mexico.

         Global has opened a wholly owned subsidiary in Canada, GHT-Canada and is working on product approval for the Canadian market to work seamlessly in the MLM division.

         Global also plans to expand into Europe with pilot programs in 2005 and expanded programs in 2006 and 2007 at which time Global may decide to strategic partner with established firms. As currently envisioned Global would license its brands and manufacturing rights to the licensee. The European licensee would start with a country-specific license that would be expandable to exclusivity throughout Europe if key performance milestones are met. Discussions are underway with qualified distributors in Finland at this time regarding the possibility of licensing the European market.

         Production capabilities in Global's new facilities will be able to meet demand for the foreseeable future with enough space for expansion should Global sales exceed its plan. Production capabilities of outsourced products are similarly situated.

         Global closely monitors consumer trends and scientific research, and has consistently introduced innovative products and programs in response thereto. Global regularly studies scientific, health and nutrition periodicals, including the New England Journal of Medicine and the Journal of the American Medical Association, in order to generate ideas for new product formulations. Global intends to continue developing new products and programs in the future. Global plans to introduce new products within the next 12 to 24 months, which may include: a Whole Food Greens Supplement, Skin Care line, Colon Cleanse, Bath Products, Functional Foods and Bio-friendly cleaning agents

         Global has additional products in various stages of planning. In summary, Global anticipates an ongoing stream of new products that are responsive to market demand and new technologies.

Historical Financial Data

         The following selected consolidated financial data at December 31, 2003 and 2002, and for the years then ended have been derived from Global's consolidated financial statements, which have been audited by Weinberg & Company, P.A., an independent public accounting firm, whose report thereon is included elsewhere in this prospectus. Also included is the following selected consolidated financial data at March 31, 2003 and 2004 and for the three months ended have been derived from the March 31, 2003 and March 31, 2004 unaudited consolidated financial statements of Global. The selected consolidated financial data as of and for the three months ended March 31, 2004 and 2003 are unaudited. In the opinion of management, such consolidated financial data includes all adjustments (consisting only of normal recurring adjustments) considered necessary for the fair presentation of the consolidated financial position and the consolidated results of operations for such periods

         Selected unaudited consolidated financial data at December 31, 1997, 1998, 1999, 2000 and 2001 and audited 2002 and 2003 data are provided.

         The financial data should be read in conjunction with, and are qualified by, the consolidated financial statements and notes thereto included elsewhere in this prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                        Fiscal Year Ended                                Three Months Ended
                                                          December 31,                                        March 31
                           ---------------------------------------------------------------------------------------------------
                              1997       1998       1999      2000       2001       2002       2003        2003       2004
                           ---------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA       Unaudited  Unaudited Unaudited  Unaudited  Unaudited                        Unaudited  Unaudited
Net Sales
                           22,241     995,372    3,087,134 5,541,063  6,448,495  5,196,583  7,819,836  1,558,790   2,510,653
Cost of goods sold
                           16,657     691,154    2,012,549 3,679,754  4,456,206  3,388,991  4,613,500  913,081     1,521,179
                           ---------------------------------------------------------------------------------------------------

               Gross Profit      5,584    304,218 1,074,585  1,861,309  1,992,289  1,807,592 3,206,336      645,709   989,474


   Total operating expenses     16,867    463,607 1,060,900  1,690,433  2,087,855  2,123,084 3,362,619      573,259   952,592
                           ---------------------------------------------------------------------------------------------------
         Income (loss) from
                 operations   (11,283)  (159,389)    13,685    170,876   (95,566)  (315,492) (156,283)       72,450    36,882

    Other Income (Expenses)

              Interest, net          -          -         -    (5,293)   (22,007)   (64,240)  (91,085)     (26,494)  (14,426)

                      Other          -          -         -          -          -     92,653    20,703            -         -
                           ---------------------------------------------------------------------------------------------------

                      Total          -          -         -    (5,293)   (22,007)     28,413  (70,382)     (26,494)  (14,426)

                   I(L)BITP   (11,283)  (159,389)    13,685    165,583  (117,573)  (287,079) (226,665)       45,956    22,456


 Provision for income taxes          -          -         -     27,414   (27,582)      (800)     (800)            -         -
                           ---------------------------------------------------------------------------------------------------

          Net Income (loss)   (11,283)  (159,389)    13,685    138,169   (89,991)  (287,879) (227,465)       45,956    22,456
                           ===================================================================================================

Pro   forma   net    income
(loss)   per   Common   and
common equivalent share (1)

Basic                       $  (56.42)   (796.96)      45.62     0.00       (0.01)    (0.01)      (0.01)    0.00         0.00
Diluted                     $  (56.42)   (796.96)      45.62     0.00       (0.01)    (0.01)      (0.01)    0.00         0.00
Pro forma weighted  average
Common and
equivalent shares
Basic                      200        200        300       40,000,000 10,000,000 20,000,000 21,267,956 20,000,000  24,199,308
Diluted                    200        200        300       40,000,000 10,000,000 20,000,000 21,267,956 20,000,000  26,695,508
OTHER DATA

                  EBITDA(2)   (10,529)  (143,205)    40,057    261,327    (1,415)  (81,085)    142,705       97,590   124,746

       Capital expenditures      3,771     74,056   156,367    148,467    265,259   147,104    611,227      366,236    68,269

         Net sales increase          -      4375%      210%        79%        16%       -19%       50%            -       61%
     Income from operations
                   increase          -     -1313%      109%      1149%      -169%      -168%       50%            -      -49%
     Income from operations
                     margin       -51%       -16%        0%         3%        -2%        -6%       -2%           5%        1%

        BALANCE SHEET DATA:
 Cash and cash equivalents,
      net of cash overdraft      6,538     38,943    83,404   (98,892)   (21,847)  (45,641)     70,072       78,722    73,599

 Working capital deficiency    (6,434)  (115,816) (220,457)  (206,613)  (256,756) (524,839)  (281,571)    (503,229) (171,126)

               Total assets     34,221    272,655   492,240    555,513    852,461 1,179,320  2,279,246    1,568,366 2,366,989

             Total debt (3)     45,504    397,341   635,095    637,568  1,006,272 1,713,721  1,628,919    1,940,140 1,649,206
 Total stockholders' equity
               (deficiency)   (11,283)  (124,686) (142,855)   (82,055)  (153,811) (534,401)    650,327    (371,775)   717,783

(1)      Gives effect to stock splits but not to offerings.
(2) EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.
(3)      Total debt represents long-term debt
         ( including current portion of long-term debt ) and short-term debt.

Distinguishing Market Characteristics

         Although the health and nutrition industry remains intensely competitive, Global believes it has a number distinguishing market characteristics that place it at an advantage. What makes Global Health Trax unique is an amalgam of business propositions that powerfully inter-relate. Global has uniquely positioned itself in four critical areas that drive the growth of our current distribution channel and will dramatically support its expansion into other marketing channels. Each area strengthens the others, and makes the Global Health Trax story even more compelling.

         It is one thing to manufacture products. It is quite another to understand how the body uses them and manufacture the products to science-based specifications so the consumer gets the results they expect. Global Health Trax has maintained its absolute commitment to using exacting science and results as the basis for formulating all of the products it sells. This one unique feature contributes as much as any other to repeat sales and repeat sales are the key to success in this or any business. Other competitive advantages include:

o Unique Products - Useful, thoughtfully packaged, and "they work."
o Brand Loyalty - Affinity Membership consumption driven by scientifically advanced products and results. o Product Delivery Diversification - Liquids, tablets, capsules and powders. o Quality Control and Packaging - Quality control is strictly maintained. Expanding into proprietary manufacturing will allow
         Global to control the science even more strictly and reduce costs simultaneously.
o New Product Stream - Proper science and a loyal following eager for new products enlarges the marketing story and increases sales.

         Patenting has allowed Global Health Trax to corner market share and increase sales. In addition to its patent, Global Health Trax owns the formulas of most formulated products marketed by Global. More than just good business, this allows Global Health Trax to respond immediately to new science and improve products without long delays or increased costs. By reducing costs, Global is also able to offer products at more competitive prices, increasing brand loyalty. Global also has the following additional competitive advantages:

o Patents - Global Health Trax has two patented oxygen-supplementation products that are the only two products of their kind in the marketplace today.
o        Most Formulas and Names Proprietary - Global Controls its products.
o Competitive Pricing - The percentage of repeat sales continues to grow each year because the costs are controlled and prices are competitive.
o        Exclusive "ThreeLac" Contract - North American, Australian and New

         Zealand excusive distribution rights from Japanese pharmaceutical firm.
o International Governmental Relationships - Approved to do business in Malaysia, most of Canada, pending in Mexico, Australia and New Zealand, and will be approved in all European Union countries with the establishment of manufacturing and fulfillment facilities in Finland where Global is already approved.
o Professional and Business Associations - Active membership in the Direct Selling Association, the most prestigious organization in the direct selling industry, and ongoing membership in the Better Business Bureau.

         Global Health Trax has built its reputation on proper science and results, which has earned it the right to establish powerful relationships in the world market. These exclusive marketing alliances and endorsements give Global a unique marketing edge and add enormous credibility to the product offering. This "Global Vision" will also accelerate Global's expansion internationally.

         It takes seasoned, conservative management to demand proper science, to develop competitive proprietary products, and to build relationships that will aid Global's expansion. Since its inception, the founders, who are deeply committed to making this business work for all its customers, have guided the growth of Global. Management is a group of seasoned professionals with diverse skills, who are comfortable with their own abilities and with recruiting additional talent for expansion.

Product Distribution Plan

         The distribution plan is to maintain a strong multi-level marketing division building Global's base throughout the United States and Canada.

         Global has extensive experience in building new sales and distribution territories. In going after new markets, Global may create new "sample" size products, for example, chewable products for the youth market and one week supplies of ThreeLac for the huge Candida market.

         Through effective use of radio, television and Internet infomercials, Global will expand its retail sales to end consumers. These infomercials will also give Global's distributors the brand recognition to approach natural and health food stores, specialty retail sales outlets, health care providers, and conventional grocery, drug, mass merchandise, club and convenience stores with point of sale information and retail displays for merchandising. The Internet is already being used very successfully by Global Distributors in the distribution of ThreeLac.

         Global has invested significantly in dollars and human resources to develop custom-tailored software programs to manage inventory, customer inquiries, member inquiries, and other information. The information infrastructure is proven, in use, and scalable to meet Global's growth projections.

         Global believes that its information infrastructure
(telecommunications, computer programs, database management, paperless document maintenance, etc.) will provide important savings as a result of economies-of-scale in response to increased sales volume.

         Significant cost savings are being realized since Global combined all of its resources under one roof. This is especially relevant in May 2003 when Global fully manufactured its liquid products in its own facility. Estimated savings of up to 40% in the manufacturing cost of some products will lower the overall product Cost of Sales by up to 4% in 2004.

         Global has three full time programmers and three part time programmers on staff.

Marketing Plan

         The marketing plan is based on the understanding that product sales are predicated on consumers getting the information they need to make informed purchase decisions through a "high tech-high touch" approach. A well-trained and highly motivated national sales force is the key to getting information to the ultimate consumer. These motivated salespeople are "products of the products" and all have personal testimony to give to other consumers in meetings, in one on one encounters, and on their individual websites provided by Global to them at no cost.

The marketing plan includes several key points:

|X| Expanding the membership base through a revitalized national training program, strong advertorials in industry and trade publications, radio and television infomercials and regional rallies featuring the corporate executives.

|X| Repositioning Global away from "illness" (existing testimonials) and toward "wellness" (new testimonials, etc.). |X| Enrolling recognized "champions" of Global's scientific/nutritional basis, including M.D.s and Ph.D.s who can become spokespersons for Global, its science, and its products.

|X| Sponsoring nutrition events and related health events, including seminars, conferences, exhibitions, fun-runs, and other health events.

|X| Videotaping the experts, and packaging the footage to support product training sales videotapes, as well as incorporating the footage in infomercials and streaming video on the member websites.

|X| Creation of a new Customer Care and Development Department designed to create a "high touch" sales effort with all existing customers and members.

|X| Creation of a sales representative force targeting contract manufacturing or O.E.M.

|X|  Expanding direct mail and Internet prospecting.

         Private label opportunities. Global believes that large chain store retailers will also be receptive to private labeling their house brands, Global is currently seeking private label opportunities, however not in competition with its members or products.

         Original Equipment Manufacturers" or O.E.M. services. Because Global plans to operate under the guidelines of Over The Counter FDA-certified laboratories and production facilities, Global is actively seeking additional revenue-generating opportunities by selling manufacturing services to other nutrition product providers.

Competition.

         Global faces competition from other channels for product marketing and distribution, as well as competition from other multi-level marketing firms and organizations. In the following table is information provided to Global by Direct Selling Associates, a major multi-level marketing trade association of which Global is a member. Several firms are profiled that cumulatively have more than $1.5 billion/year in MLM sales of nutrition products.

Competing MLM Marketing Firms with a Primary Focus on Nutrition

------------------------------ ----------- --------------- -------------- -------------------------------------
MLM Competitors                   2002          2002           2002       Comments
                                 Sales      Distributors     Employees
------------------------------ ----------- --------------- -------------- -------------------------------------
------------------------------ ----------- --------------- -------------- -------------------------------------
Herbalife                        $1.76       1,000,000+        2,350      This California  based company,  was
                                                                          founded in 1980 and is  experiencing
                                                                          most  of  its   recent   growth   in
                                billion                                   foreign markets.
------------------------------ ----------- --------------- -------------- -------------------------------------
------------------------------ ----------- --------------- -------------- -------------------------------------
Body Wise International        $60           50,000 US         80 US      Based in  California,  this  private
                                million     5,000 Int'l      10 Int'l     firm was founded in 1988.
------------------------------ ----------- --------------- -------------- -------------------------------------
------------------------------ ----------- --------------- -------------- -------------------------------------
                                                                          A  Florida  based,   public  company
Changes International          $42           60,000 US         75 US      founded   in  1993  with  a  similar
                                million     6,000 Int'l                   compensation plan
------------------------------ ----------- --------------- -------------- -------------------------------------
------------------------------ ----------- --------------- -------------- -------------------------------------
                                                                          Founded in 1992,  this  public  Utah
USANA Health Sciences             $200       45,000 US        380 US      company   has  seen   recent   sales
                                million     48,000 Int'l     80 Int'l     growth in their foreign markets.
------------------------------ ----------- --------------- -------------- -------------------------------------
------------------------------ ----------- --------------- -------------- -------------------------------------
                                                                          This  public  company,   founded  in
                                                                          1985,  produces,  and sells  granola
Reliv International               $ 83       55,000 US        200 US      bars,    nutritional    supplements,
                                million     5,000 Int'l      50 Int'l     weight    system,    and   soy-based
                                                                          products.
------------------------------ ----------- --------------- -------------- -------------------------------------

            The business of developing, manufacturing and selling vitamins, minerals, herbs, sports nutrition products, nutritional supplements and other nutraceuticals is highly competitive in all channels of distribution. There are numerous companies selling products competitive to Global's products to mass merchandisers, drug store chains, independent drug stores, supermarkets, health and natural food stores, as well as through catalogs, the internet and network marketing. Certain of Global's competitors are substantially larger and have greater financial resources than Global.

         Global believes that it can continue to compete effectively with these and other nutritional product providers, in a rapidly growing and highly fragmented marketplace by relying on liquid nutrition that combines technology with science and by its current and future strategic alliances with national and international companies.

Projections

         The following table represents what management believes to be reasonable projections for Global's revenue through the end of fiscal year 2006. No assurances can be given that the future results anticipated by these forward-looking statements will be achieved. These projections are qualified in their entirety by certain factors, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that may have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by these forward-looking statements.

                                           2004                       2005                        2006
                                --------------------------- -------------------------- ---------------------------
                                --------------- ----------- --------------- ---------- ---------------- ----------
 Revenue                           $14,864,288                 $26,694,995                 $47,941,243

Cost of sales                        8,367,192       56.3%      14,010,195      52.4%       23,327,878      48.7%

Gross profit                         6,497,096       43.7%      12,684,800      47.6%       24,613,365      51.3%

Operating expenses                   6,086,219       40.9%       9,265,617      34.7%       13,586,791      28.3%

Net income before taxes                410,877        2.8%       3,419,183      12.8%       11,026,574      23.0%

Income tax provision            *                        -       1,470,498       5.5%        4,741,677       9.9%

Net income                             410,877        2.8%       1,948,685       7.3%        6,284,897      13.1%

Earnings before interest,
taxes, depreciation and
amortization                           674,662        4.5%       3,686,359      13.8%       11,331,842      23.6%

* tax loss carry forward from prior years


Management's Discussion and Analysis Or Plan of Operations

         The following discussion and analysis should be read in conjunction with the consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.

Overview

         Global experienced growth in sales over the past four fiscal years with a small decrease in 2002 and a substantial growth in 2003. Increased sales were due primarily to Global's increased penetration of the growing mass volume retail distribution channel. In addition, Global's emphasis on research and development and greater marketing efforts increased sales volumes, particularly as a result of new product introductions. Global believes future sales growth will depend upon the same factors which contributed to its recent growth.

     The following table shows selected items expressed on an actual basis and as a percentage of net sales for the fiscal years and three month periods indicated:



                                          FISCAL YEAR ENDED DECEMBER 31,                            THREE MONTHS ENDED MARCH 31,
                            ------------------------------------------------------------         -----------------------------------
                            ---------------         -------------        ---------------         --------------         ------------
                                 2001                   2002                  2003                   2003                  2004
                              Unaudited                                                            Unaudited             Unaudited
                            ---------------         -------------        ---------------         --------------         ------------
                                                                    (DOLLARS IN THOUSANDS)

             Net Sales   $   6,448   100.0   %   $  5,196  100.0   %  $   7,819   100.0    %  $   1,558  100.0   %   $  2,510 100.0%

    Cost of goods sold       4,456    69.1          3,388   65.2          4,613    59.0             913   58.6          1,521  60.6
                            ------- -------         ------ ------        ------- -------         ------- ------         ----- ------

          Gross profit       1,992    30.9          1,808   34.8          3,206    41.0             645   41.4           989   39.4
=======================
       Total operating
              expenses       2,088    32.4          2,123   40.9          3,363    43.0             573   36.8           953   38.0
                            ------- -------         ------ ------        ------- -------         ------- ------         ----- ------
   Income (loss) f rom
            operations        (96)   (1.5)          (315)  (6.1)          (156)   (2.0)              72    4.6            36    1.4
=======================

Other income (expense)        (22)   (0.3)             28    0.5           (70)   (0.9)            (26)  (1.7)          (14)  (0.6)
  Provision for income
                 taxes          28     0.4            (1)      -            (1)       -               -      -             -      -
                            ------- -------         ------ ------        ------- -------         ------- ------         ----- ------

     Net income (loss)   $    (90)   (1.4)   %   $  (288)  (5.5)   %  $   (227)   (2.9)    %  $      46    3.0   %   $    22    0.9%
                            ======= =======         ====== ======        ======= =======         ======= ======         ===== ======


Results of Operations

Three Months Ended March 31, 2004 Compared to the Three Months Ended March 31, 2003

         Net Sales. The following table shows comparative net sales results categorized by Product line on an actual basis and as a percentage of net sales for the periods indicated:



                                                                 THREE MONTHS ENDED MARCH 31,

                                                   ----------------------- ----- --- -----------------------
                                                            2003                              2004
                                                   -----------------------           -----------------------
                                                   ---------------------------------------------------------
                                                                    (DOLLARS IN THOUSANDS)

                        Life Support           $   868         55.7         %    $   842         33.5         %

                        Nature's Turn              588         37.7                  1,522       60.7

                        Technological              25          1.6                   67          2.7

                        Marketing Aids             13          0.8                   15          0.6

                        Other                      64          4.2                   64          2.5
                                                   ----------- -----------           ----------- -----------

                        Total                  $   1,558       100.0        %    $   2,510       100.0        %
                                                   =========== ===========           =========== ===========

         The 61% increase in sales during the first quarter of 2004 as compared to the same period in 2003 is directly attributable to Global's internal production and improved marketing efforts. Global is able to produce its products with very little lead times involved. With the ability to manufacture in-house, quality control is significantly enhanced. Concurrently, with a vastly improved website presence in the nutritional supplements marketplace, Global Health Trax, Inc. is better able to support its members and their efforts. The Life Support product line has decreased as a percentage of overall sales due to a well-rounded marketing philosophy of stressing a total wellness concept. To further emphasize the oxygenation benefit of our flagship product, Hydroxygen Plus has been officially renamed Oxygen Elements Plus. We feel the new name more appropriately portrays the patented oxygenation process that is the cornerstone of our Life Support product line. Where the Life Support products represent the basic building blocks of the Global Health Trax, Inc. philosophy of health and wellness, the Nature's Turn products provide specific and focused health related supplemental treatments and maintenance regimens.

         The Nature's Turn product line has continued to meet with acceptance and vigorous repeat sales. With an increase of over 159% for the three-months ended March 31, 2004 over the same period in 2003, the results of product differentiation have taken hold. There are several new products under development as well.

         The Technological product line continues to evolve and grow. The PolarWearZ has given way to the Smart Magnet line that was introduced late in 2003. The 172% increase in Global's Technological line has proven to management and Global's members that the need for technologically advanced health and wellness products is real and very much in demand. Consequently, the Smart Magnet line is being developed along with supporting products within this area. Global Health Trax, Inc. foresees the growth of its Technological product line to potentially rival all other product lines in the near future. Marketing plans are being developed to share the exciting technology of Smart Magnets internationally.

         Marketing Aids represent the level at which the members of Global Health Trax, Inc. avail themselves of the tools provided by Global to attract new members. The 15% increase in Marketing Aids products indicates to management the continued effectiveness of existing Life Support and Nature's Turn marketing products from past years. Aggressive marketing of Smart Magnets in conjunction with new products, catalogues, packaging, flyers and website options should lead to increased Marketing Aids sales over the ensuing year.

Other sales items include operating income from fees and charges not related to the primary product or revenue generating lines. The .5% decrease in other sales is interpreted by management as being directly related to the addition of new membership and a related deferral of income.

         Gross Profit. Global's gross profit has increased well over 53% for the three months ended March 31, 2004 from the same time the previous year. Being able to produce the Life Support product line in-house allows for more controlled production costs. As sales for the Life Support product line increase, desired economies of scale will see even better cost of goods sold per production unit which should result in even more desirable gross profits.

         Operating Expenses. Operating expenses have increased approximately 66% for the three months ended March 31, 2004 from the same time period in the previous year. Global Health Trax, Inc. moved to a new 47,500 square foot facility in Vista, California, hired more than double the employees to handle in-house production as well as increased sales volumes. Advertising decreased nearly 17% due to the cost savings of internal internet, television and radio marketing efforts. Global's purchase of in-house production equipment, its purchase of computer hardware and software, along with other capital acquisitions saw over a 211% increase in depreciation and amortization for the first three months of 2004. With the larger facility and increased sales, additional computer related investments have been made. Still, with in house programming, the computer and programming expenses decreased over 16% during the first quarter of 2004 from the same period in 2003. Global Health Trax, Inc. is committed to maintaining efficient and state-of-the-art member support and purchased most of its high tech equipment in late 2003. Consulting fees increased about 401% as contracts were secured for ongoing marketing development support. Equipment rental decreased over 14% as a result of Global's acquiring equipment in late 2003. Legal expenses rose a strong 225% in direct proportion to Global's efforts to become a public entity. Rent expense decreased over 19% in the three months ended March 31, 2004 as compared to 2003 due to having only one facility to pay rent on in 2004. In beginning in-house production, many repairs and maintenance expenses were incurred in 2003 on equipment subsequently replaced which led to a 64% decline in the repairs and maintenance category in the three months ended March 31, 2004 as compared with the same period in 2003. Being ever mindful of the need to find better products, research and development increased 128%. With more personnel, there was a 113% increase in salaries and wages along with health and product benefits for employees for the three months ended March 31, 2004 from the same time period in the previous year.

Other Income (Expense). Our primary other expense consists of interest expense. Interest expense decreased 45% for the three months ended March 31, 2004 from the same time the previous year. This decrease is primarily attributed to the notes payable to the landlord of the new facility being converted to equity along with several other vendors.

     Provision for Income Taxes. Global did not incur any income tax liability for the three months ended March 31, 2004.or 2003.

     Fiscal Year Ended December 31, 2002 Compared to Fiscal Year Ended December 31, 2003

     Net Sales. The following table shows comparative net sales results categorized by product line for the fiscal years indicated:


                                                          FISCAL YEAR ENDED DECEMBER 31,
                                            -----------------------------------------------------------
                                            ----------------------- ------ ---- -----------------------
                                                     2002                                2003
                                            -----------------------             -----------------------
                                            -----------------------------------------------------------
                                                              (DOLLARS IN THOUSANDS)

                   Life Support        $    3,468       66.8         %     $    3,555       45.5  %

                   Nature's Turn            1,336       25.7                    3,731       47.6

                   Technological            89          1.7                     132         1.7

                   Marketing Aids           93          1.8                     69          0.9

                   Other                    210         4.0                     332         4.3
                                            ----------- -----------             ----------- -----------

                   Total               $    5,196       100.0        %     $    7,819       100.0 %
                                            =========== ===========             =========== ===========




         Life Support product sales increased about 2.5% in 2003 from 2002. The flagship products of Oxygen Elements Plus(TM) and Silica Plus(TM) grew in light of increased marketing emphasis in the Natures Turn and technological lines of products. Until early 2003, Global Health Trax, Inc. had been outsourcing the production of its Life Support products. Seeing the decline in sales of both the overall total and the Life Support mix of total sales, led management in 2002 to consider implementing stringent quality control measures. It became apparent that the only way to insure the highest level of quality possible was to directly control the manufacturing processes. Consequently, towards the later part of 2002, the management of Global Health Trax, Inc. made the decision to manufacture its own Life Support and certain Nature's Turn products in-house. The Nature's Turn product line increased in total sales by over 179% from 2002 to 2003. Its contribution to the total mix of products rose nearly 22% to 47.4% of total sales in 2003.

         Technological sales evidenced an increase in sales of 48% in 2003 over 2002. In the later half of 2003, the Smart Magnet line was introduced. Smart Magnets are vitality and body support products that bring electro-magnetic health properties to defined areas of need. Global's Smart Magnets are coated with a metallic, holographic surface. This surface is then printed with a micro-circuit board that is capable of holding an electro-magnetic program defined for a specific purpose. The circuit board is carefully protected with a special polymer that adds durability to this very advanced wellness support product for longevity and ease of use. There are currently over twelve Smart Magnets available with more being developed and tested for specific health and wellness support. The Technological product line was developed in 2002 with the introduction of PolarWearz. There were fifteen categories of PolarWearz products from gloves and ankle supports to body wraps and water bottle holders. PolarWearz was based on Complex Meridian Unit technology that conceptually provides a means to control and manage pain relief using electro magnetic therapy. That the launching of a new technologically innovative product met with such immediate success was evidence of the public outcry for advanced health and wellness products.

         Sales of Marketing Aids decreased over 25% in 2003 from 2002. Flyers, samples, videos and tape sales represented the majority of this decline. The sales aids sold in the latter half of 2002 and those to new members in 2003 continue to provide the marketing tools necessary for members to market Global's products. The illustrative effects of these sales aids continue to spread the philosophy of health and wellness while providing financial and health returns to our members.

         Other sales items increased in volume by nearly 58%. The increase in 2003 in Life Support product sales carried over to related fees and charges and is directly related to new member enrollment and associated deferred income. It is anticipated that in 2004, all product sales and other related sales will increase substantially.

         The Gross Profit increase to 41.0% in 2003 over 2002's 34.8% as a percentage of sales reflects increased marketing and management's continuing efforts to negotiate lower costs of goods sold. Management's policy of proactive cost controls is a routine. From constantly monitoring freight costs to sourcing raw materials for production and packaging materials, Global Health Trax, Inc. is always on the lookout for the most cost effective alternatives.

          Operating Expenses as a percentage of sales increased approximately 58% in 2003 over 2002. The management of Global Health Trax, Inc. controlled costs as much as possible in light of the costs anticipated in Global's move to a new 47,500 square foot facility. Advertising decreased over 18%. Amortization and depreciation saw over a 96% increase due to capital expenditures made during 2003. General computer and programming expenses increased around 289% as more high tech equipment was purchased in 2003 for the increase in employees, necessary to provide support to members. Consulting fees decreased over 23% due to the hiring of personnel in-house. Equipment rental increased 5% partly in response to moving into the new facility. Legal expenses increased 16% due to actions taken by Global Health Trax, Inc. in relation to its efforts to become a public entity. Rent expense rose about 58% with the higher rent costs of the new facility. With the new facility, repairs and maintenance expenses rose 208%. Research and development rose by 79% in 2003 over 2002. With the manufacturing deficiencies and related efforts to correct them, the move to the new facility, and the hiring of new research and development staff little time was available the last few months of 2002 for research and development. Hiring new personnel to handle manufacturing and customer support led to an increase in salaries and wages of 56% in 2003.

          Other Income (Expense) primarily consists of interest expense. Interest expense increased nearly 42% for the year 2003 over 2002. This increase is primarily attributed to the notes payable to the landlord of the new facility. For the year ended December 31, 2003, $20,703 in debt was eliminated.

The debt extinguishment was the result of arbitration for a dispute resolution with a vendor who had supplied the Company with unacceptable product during the years 2002 and 2003. For the year ended December 31, 2002, $92,653 in debt was eliminated. The debt extinguishment was the result of a protracted dispute resolution process from improper billing by a telephone service provider during 1998 and 1999

Provision for Income Taxes. For the years ended 2003 and 2002, Global Health Trax, Inc. did not incur any federal income tax liability. Net operating loss carryforwards totaling approximately $566,000 federal and $307,000 state amounts at December 31, 2003 are being carried forward. The net operating loss carryforwards expire at various dates through 2024 for federal purposes and 2014 for state purposes.

Liquidity and Capital Resources.

         Prior to our recent private offering, Global's operations and capital requirements were financed through internally generated funds, and loans. For fiscal years ended December 31, 2002 and 2003, and the three months ended March 31, 2004, Global's primary capital requirements were as follows:

                                                             YEAR ENDED DECEMBER 31,         THREE MONTHS
                                                                                             ENDED MARCH
                                                                                                 31,
                                                            ----------- --- -----------     ---------------
                                                               2002            2003              2004
                                                            ----------- --- -----------     ---------------
                                                                        (DOLLARS IN THOUSANDS)

       Working capital deficit                           $  525         $   282         $            171

       Capital expenditures                                 147             611                       68
                                                            -----------     -----------     ---------------

       Total capital requirements                        $  672         $   893         $           239
                                                            ===========     ===========     ===============


         These capital requirements, which primarily reflect the growth of Global, were satisfied through internally generated funds, and loans. These proceeds were as follows:

                                                               YEAR ENDED DECEMBER 31,        THREE MONTHS
                                                                                             ENDED MARCH 31,
                                                              ---------- --- -----------     ----------------
                                                                2002            2003              2004
                                                              ---------- --- -----------     ----------------
                                                                          (DOLLARS IN THOUSANDS)

        Cash from the sale of stock                       $           -   $         531   $               45

        Working capital provided by (used in) operations          (243)              98                    3

        Proceeds from loans                                         525             400                   50
                                                              ----------     -----------     ----------------

        Total                                             $         282   $       1,029   $               98
                                                              ==========     ===========     ================

          Global's cash requirements through the remainder of fiscal 2004 are expected to include expenditures in connection with: (i) increasing investment in research and development, (ii) hiring additional personnel, if and as necessary, to support Global's marketing plan as sales of Global's nutritional supplements increase; (iii) increasing advertising and promotional investments to continue to educate consumers about Global's products; and (iv) implement an integrated accounting, manufacturing, quality assurance and customer support driven enterprise software package. Global expects that the net proceeds from the Offerings, together with anticipated cash flows from operations will be sufficient for the above purposes.

         Global's long-term capital requirements are expected to include capital expenditures to support continued growth of nutritional supplements sales. Global may also enter into strategic acquisitions as the nutritional supplements industry continues to consolidate. Global expects to fund its long-term capital requirements including construction of capital projects such as a potential enlargement of the manufacturing facility for the next twelve months and in the foreseeable future, through the use of operating cash flow supplemented, if necessary, through debt financings or the issuance of additional equity.

Impact of Inflations

         Global has historically been able to pass inflationary increases for raw materials and other costs onto its customers through price increases and anticipates that it will be able to continue to do so in the future.

Government Regulation.

         The formulation, manufacturing, packaging, labeling, advertising and distribution of Global's products are subject to regulation by one or more federal agencies, including the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission ("CPSC"), the United States Department of Agriculture ("USDA") and the Environmental Protection Agency ("EPA"). Global's activities are also regulated by various agencies of the states and localities in which Global's products are sold, including without limitation the California Department of Health Services, Food and Drug branch. The FDA in particular regulates the advertising, labeling and sales of vitamin and mineral supplements and may take regulatory action concerning medical claims, misleading or untruthful advertising, and product safety issues. These regulations include the FDA's Good Manufacturing Practices ("GMP") for foods. Detailed dietary supplement GMPs have been proposed but no regulations have been adopted. Additional dietary supplement regulations were adopted by the FDA pursuant to the implementation of the Dietary Supplement Health and Education Act of 1994 ("DSHEA").

         Global may be subject, from time to time, to additional laws or regulations administered by the FDA or other Federal, state or foreign regulatory authorities, or to revised interpretations of current laws or regulations. Global is unable to predict the nature of such future laws, regulations, interpretations or their application to Global, nor can it predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. They could, however, by way of illustration and without limitation, require Global to: reformulate certain products to meet new standards; recall or discontinue certain products not able to be reformulated; expand documentation of the properties of certain products; expand or provide different labeling and scientific substantiation; or, impose additional record keeping requirements. Any or all such requirements could have a material adverse effect on Global's results of operations and financial position.

         Additionally, Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Research and Development.

         Global's Research and Development Laboratory is currently attempting to create even more powerful multi mineral and multi vitamin products at slightly reduced costs to the consumer. Research is being done on a whole food greens product. Testing of various new flavors to be developed for our liquid Mega Minerals Plus, Daily Vita Plus, Daily Vita Plus Vegetarian, HGH at night and Super Sea Essentials is ongoing. Additionally, a probiotic product to work in conjunction with ThreeLac is in beginning stages with a product introduction estimated at late 2004. A skin care line is being researched for introduction in 2005 with possible household cleaning products and functional foods in 2006.

Employees.

         As of the date of this prospectus Global Health Trax, Inc. employed approximately 77 persons, of whom approximately 15 were in management, 19 sales, 7 marketing, research and development, 8 warehouse, 3 manufacturing and 25 administration. Global is not party to, and does not expect to be a party to, any collective bargaining arrangements.

Facilities.

         Global leases a 47,500 square-foot, state-of-the-art distribution, manufacturing and office facility in Vista, California, which it has occupied since October 2002. This facility has served as Global's executive offices for management, sales and administration. In addition, this facility is the distribution center for manufactured and sourced products.

Description of Property

         As of the date of this prospectus we did not own any property other than office furnishings and fixtures, business machines, vehicles and inventory.

Certain Relationships and Related Transactions

         In connection with the organization of Global, and prior to any stock splits, Everett Hale, a founding shareholder of our company, provided labor and services in exchange for which for he was issued 20,000,000 shares of common stock. On June 15, 2003 Global conducted a 4 for 1 reverse split of its outstanding common stock, which reduced Mr. Hale's ownership to 5,000,000 shares. On November 15, 2003 we conducted a 2 for 1 forward split of our common stock, which increased Mr. Hale's ownership to 10,000,000 shares. Similarly, in connection with the organization of Global, and prior to any stock splits, Lorin Dyrr, a founding shareholder of our company, provided labor and services in exchange for which for she was issued 20,000,000 shares of common stock. On June 15, 2003 Global conducted a 4 for 1 reverse split of its outstanding common stock, which reduced Ms. Dyrr's ownership to 5,000,000 shares. Ms. Dyrr also agreed at that time to sell 50,000 shares of her stock to the corporation in exchange for the retirement of debt owed by her. On November 15, 2003 we conducted a 2 for 1 forward split of our common stock, which increased Ms. Dyrr's ownership to 9, 900,000 shares. In addition, Global officer and director Russell Chaisson was issued 500,000 shares of common stock in September 2003 in exchange for services and a promissory note in the amount of $125,000. On November 15, 2003 we conducted a 2 for 1 forward split of our common stock, which increased Mr. Chaisson's ownership to 1,000,000 shares. Global officer Henry S. Leonard was issued 500,000 shares of common stock in June 2004 in exchange for services and a promissory note in the amount of $62,500.

         Further, we have recently completed our capitalization with a private offering that resulted in $2,010,030 in proceeds to Global, including the conversion of debt for stock. These proceeds were contributed by the selling shareholders set forth elsewhere in this prospectus in exchange for an aggregate of 3,699,649 shares of common stock.

         The Board of Directors of Global has adopted a 2003-2004 Employee Stock Option Plan. The Board of Directors administers the Plan unless a committee is appointed by the Board (the "Committee") to administer the Plan. The Plan authorizes the Board/Committee to grant options to certain qualifying key employees. Within certain limitations, both the selection of recipients and the number of option shares to be allocated to each recipient is within the discretion of the Board/Committee, but the aggregate number of option shares granted under the Plan cannot exceed Three Million Shares (3,000,000). 2,496,200 of incentive stock options were granted in January 2004, including 1,000,000 to Everett Hale and 1,000,000 to Lorin Dyrr.

         The Stock Option Plan includes incentives for certain key employees and independent contractors who make significant contributions to Global's growth and development. To date the Board of Directors has authorized 1,000,000 shares for such purposes. The Board of Directors is authorized to grant options to certain qualifying key employees. The selection of recipients, the exercise price and the number of option shares to be allocated to each recipient is strictly within the discretion of the Board of Directors.

Market for Common Equity and Related Stockholder Matters

         Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

         When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public

Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

         As of the date of this prospectus, there were 51 record holders of our common stock.

         There are 21,400,000 outstanding shares of our common stock which can be sold pursuant to Rule 144. There are also 4,000,000 options or warrants to purchase, or securities convertible into, shares of our common stock.

         There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors in accordance with California law.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered by us has been passed upon by Kennan E. Kaeder, Attorney at Law, 110 West C Street, Suite 1300, San Diego, California.

EXPERTS

         Our consolidated financial statements as of December 31, 2003 and 2002 and for the years then ended included in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report thereon, and are included in reliance upon said report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                                     PART FS


              GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY



              CONTENTS



PAGE              F-1      INDEPENDENT AUDITORS' REPORT

PAGES           F-2 - 3    CONSOLDIATED BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002

PAGE              F-4      CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGE              F-5      CONSOLIDATED  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIENCY) FOR THE YEARS ENDED
                           DECEMBER 31, 2003 AND 2002

PAGES           F-6 - 7    CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGES           F-8 - 19   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002


              INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Global Health Trax, Inc.:


We have audited the accompanying consolidated balance sheets of Global Health Trax, Inc. and subsidiary (the "Company"), as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Health Trax, Inc. and subsidiary as of December 30, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


WEINBERG & COMPANY, P.A.


Boca Raton, Florida
May 28, 2004

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                        As of December 31, 2003 and 2002

                                  ASSETS
                                                                                 2003                2002
                                                                            ----------------    ---------------
                                                                            ----------------    ---------------
CURRENT ASSETS
Cash and cash equivalents                                                         $ 242,455          $ 160,034
Accounts receivable, net of allowance for doubtful accounts
     of $7,742 and $12,525, respectively                                             24,977             33,868
Inventories                                                                         633,034            299,610
Prepaid expenses                                                                     87,097            182,622
Income taxes receivable                                                                -                27,582
Other                                                                                 1,714              1,149
                                                                            ----------------    ---------------
       Total Current Assets                                                         989,277            704,865
                                                                            ----------------    ---------------

Plant and equipment, net of accumulated depreciation of
     $385,061 and $237,083, respectively                                            881,790            202,680
                                                                            ----------------    ---------------

Intangible assets, net of accumulated amortization of $224,077 and
    $83,070 respectively                                                            309,805            192,170
                                                                            ----------------    ---------------

OTHER ASSETS
       Deposits                                                                      63,030             47,632
       Other receivable, related parties                                             33,782             31,973
       Interest receivable                                                            1,562               -
                                                                            ----------------    ---------------
           Total Other Assets                                                        98,374             79,605
                                                                            ----------------    ---------------

Total Assets                                                                     $2,279,246     $1,179,320
                                                                            ================    ===============



The accompanying notes are an integral part of these financial statements.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                        As of December 31, 2003 and 2002


                 LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Cash overdraft                                                                     $ 172,383           $ 205,675
Accounts payable                                                                     642,501             445,354
Accrued expenses                                                                      63,864              17,706
Accrued commissions                                                                  244,462             208,517
Notes payable, related parties                                                     -                     175,212
Notes payable, current portion                                                     -                      94,402
Capital leases payable, current portion                                               42,202              18,891
Deferred income                                                                      105,436              63,947
                                                                            -----------------    ----------------
       Total Current Liabilities                                                   1,270,848           1,229,704

                                                                            -----------------    ----------------

LONG-TERM LIABILITIES:
Notes payable                                                                        263,970             484,017
Capital leases payable                                                                91,401            -
Other payable                                                                          2,700            -
                                                                            -----------------    ----------------
       Total Long-Term Liabilities                                                   358,071             484,017
                                                                            -----------------    ----------------

           Total Liabilities                                                       1,628,919           1,713,721
                                                                            -----------------    ----------------

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, authorized 10,000,000 shares with no par
     value, none issued and outstanding                                            -                    -
Common stock, authorized 100,000,000 shares common
     stock with no par value; issued and outstanding
     24,149,308 and 20,000,000, respectively                                       1,560,193              23,000
Stock subscription receivable                                                      (125,000)            -
Retained earnings (Deficit)                                                        (784,866)           (557,401)
                                                                            -----------------    ----------------
       Total Stockholders' Equity (Deficiency)                                       650,327           (534,401)
                                                                            -----------------    ----------------

Total Liabilities and Stockholders' Equity (Deficiency)                     $      2,279,246          $ 1,179,320
                                                                            =================    ================


The accompanying notes are an integral part of these financial statements.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For The Years Ended December 31, 2003 and 2002

                                                                               2003                     2002
                                                                       ----------------------    --------------------
     Revenue
             Net sales                                                           $ 7,819,836             $ 5,196,583

     Cost of sales                                                                 4,613,500               3,388,991
                                                                       ----------------------    --------------------

     Gross profit                                                                  3,206,336               1,807,592
                                                                       ----------------------    --------------------

     Operating expenses
             Amortization & depreciation                                             249,418                 141,754
             Other selling, general and administrative                             3,113,201               1,981,330
                                                                       ----------------------    --------------------

                 Total Operating expenses                                          3,362,619               2,123,084
                                                                       ----------------------    --------------------

     Loss from operations                                                          (156,283)               (315,492)
                                                                       ----------------------    --------------------

     Other income and (expense)
             Interest expense                                                       (91,085)                (64,240)
             Gain on extinguishment of debt                                           20,703                  92,653
                                                                       ----------------------    --------------------
                 Total other income and (expense)                                   (70,382)                  28,413

                                                                       ----------------------    --------------------
     Loss before income tax provision                                              (226,665)               (287,079)
                                                                       ----------------------    --------------------

             Current tax provision                                                     (800)                   (800)
                                                                       ----------------------    --------------------
                 Total tax provision                                                   (800)                   (800)

                                                                       ----------------------    --------------------
     Net loss                                                                $     (227,465)        $      (287,879)
                                                                       ======================    ====================

     Loss per common share:
             Basic and diluted                                          $        (0.01)           $      (0.01)
     Weighted average common and dilutive common
        equivalent shares outstanding:
             Basic and diluted                                                    21,267,956              20,000,000



The accompanying notes are an integral part of these financial statements.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF CHANGES
                      IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                  Common Stock                      Stock               Retained
                                      ------------------------------------
                                                                                 Subscription            Earnings
                                          Number              Amount             Receivable             (Deficit)             Total

                                      ---------------     ----------------    ------------------    ------------------    ---------

Balance, January 1, 2002                  20,000,000             $ 23,000     $                           $ (269,522)     $(246,522)
                                                                              -

       Net loss for the year                -                    -                    -                     (287,879)     (287,879)
                                      ---------------     ----------------    ------------------    ------------------    ---------

Balance, December 31, 2002
                                          20,000,000               23,000             -                     (557,401)     (534,401)
                                      ---------------     ----------------    ------------------    ------------------    ---------

       Stock issued for cash               1,202,874             531,000              -                     -               531,000

       Stock issued on
           conversion of notes
           payable                         2,046,434              921,230             -                     -               921,230

        Stock issued for note
           receivable                      1,000,000              125,000             (125,000)             -                    -


       Cancellation of stock               (100,000)             (40,037)             -                     -              (40,037)


       Loss for the year                    -                    -                    -                     (227,465)     (227,465)

                                      ---------------     ----------------    ------------------    ------------------    ---------
Balance, December 31, 2003
                                      24,149,308              $ 1,560,193            $(125,000)           $ (784,866)     $ 650,327
                                      ===============     ================    ==================    ==================    =========
                 For The Years Ended December 31, 2003 and 2002

The accompanying notes are an integral part of these financial statements.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For The Years Ended December 31, 2003 and 2002


                                                                                     2003                 2002
                                                                                ----------------    -----------------
Cash flows from operating activities:
        Net loss for the year                                                      $ (227,465)           $ (287,879)
        Adjustments to reconcile net loss for the year to net cash provided by (used in) operating activities:
             Amortization and depreciation                                              278,285              141,754
             Loss on disposal of plant and equipment                                          -                1,393
             Gain on extinguishment of debt                                            (20,703)             (92,653)
             Decrease in accounts receivable                                              8,891               43,331
             Increase in inventories                                                  (333,424)             (29,784)
             Decrease (increase) in prepaid expenses                                     10,525            (167,999)
             Decrease in income tax receivable                                           27,582               27,634
             Increase in other assets                                                     (566)                 (74)
             Increase in deposits                                                      (15,398)             (29,147)
             Increase in interest receivable                                            (1,562)
                                                                                                                   -
             Increase in accounts payable                                               245,797              139,391
             Increase in accrued expenses                                                46,158               15,705
             Increase in accrued commissions                                             35,946               24,102
             Increase(decrease) in deferred income                                       41,489             (28,766)
             Increase in other payable                                                    2,700
                                                                                                                   -
                                                                                ----------------    -----------------
                  Net cash provided by (used in) operating activities                    98,255            (242,992)
                                                                                ----------------    -----------------

Cash flows from investing activities:
        Proceeds on sales of plant and equipment                                        -                      5,200
        Purchase of plant and equipment                                               (611,227)            (147,104)
        Increase in related party loans                                                (41,845)             (31,973)
        Purchases of intangible assets                                                (173,642)            (131,835)
                                                                                ----------------    -----------------
             Net cash used in investing activities                                    (826,714)            (305,712)
                                                                                ----------------    -----------------

Cash flows from financing activities:
        (Decrease) increase in cash overdraft                                          (33,292)               31,976
        Proceeds from notes payable                                                     400,291              524,921
        Principal payments on notes payable                                            (21,670)                    -
        Principal payments on capital leases payable                                   (65,449)                    -
        Proceeds from stock issuance                                                    531,000                    -
                                                                                ----------------    -----------------
             Net cash provided by financing activities                                  810,880              556,897
                                                                                ----------------    -----------------

The accompanying notes are an integral part of these financial statements.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                 For The Years Ended December 31, 2003 and 2002

                                                                                    2003                  2002
Increase in cash and cash equivalents during the year                                 $  82,421             $  8,193

        Cash and cash equivalents, beginning of year                                    160,034              151,841

                                                                              ------------------    -----------------
        Cash and cash equivalents, end of year                                        $ 242,455            $ 160,034
                                                                              ==================    =================

Supplemental disclosure of cash flow information: Cash paid for:
             Interest                                                                  $ 91,085             $ 64,240
                                                                              ==================    =================

             Income taxes                                                               $   800              $   800
                                                                              ==================    =================

Non-cash investing and financing activities:
        Stock issued for conversion of notes payable                                  $ 921,230              $
                                                                                                                 -
        Stock issued for note receivable                                                125,000                    -
        Stock cancelled for other receivable, related party                              40,037                    -
        Acquisition of equipment through capital leases payable                         180,161                    -
        Acquisition of equipment through notes payable                                   25,000                    -
        Acquisition of services through notes payable                                    10,000                    -
        Increase in intangible asset and decrease in prepaid expenses
                                                                                             -
                                                                                         85,000
        Interest payable added to principal amount of converted notes
           payable                                                                       17,947                    -


The accompanying notes are an integral part of these financial statements.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follow.

1.       Financial statement presentation

The accounting and reporting policies of Global Health Trax, Inc. and Subsidiary (the Company) conform with accounting principles generally accepted in the United States of America (US GAAP) and general practices in the manufacturing industry.

2.       Principles of consolidation

The consolidated financial statements include the accounts and operations of Global Health Trax, Inc. and its wholly owned subsidiary in Canada. All significant intercompany accounts and transactions have been eliminated in consolidation.

3.       Business activity

The Company is a Nevada corporation organized in 1997 and incorporated in 1999. The Company is engaged in the development, manufacture, marketing and distribution of its own nutrition and other wellness products through retail and wholesale home-based business entrepreneurs (members) and other direct sales venues. The Company is an international neutracutical manufacturing and wholesale distributor of proprietary health and wellness products, some of which are patented by the Company.

4.       Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents.

5.       Intangible assets

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets", in connection with intangible assets. In accordance with SFAS No. 142, in addition to amortization, intangible assets are tested at least annually for impairment. Intangible assets include software development costs, patents and formulas, website development costs, good manufacturing practices, and training system developments and are amortized over periods ranging between three and five years.

6.       Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out method. The Company is implementing a standard costing inventory management system in 2004.

7.       Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost includes expenditures for major improvements and replacements and the net amount of interest cost associated with significant capital additions. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated useful lives. Leasehold improvements are amortized over the shorter of the life of the respective lease or the service life of the improvements. The straight-line method of depreciation and amortization is followed for financial reporting purposes.

Assets are depreciated utilizing the straight-line method of depreciation over the following estimated useful lives:

                         Computer and equipment                3  to    7  years
                         Furniture and fixtures                3  to    7  years
                         Vehicles                              3  to    5  years
                         Leasehold Improvements                7  to  10  years

Maintenance, repairs, and renewals, which neither materially add to the value of the property nor appreciably prolong its life, are charged to expense as incurred. These long-lived assets are generally evaluated on an individual basis in making a determination as to whether such assets are impaired. Periodically, the Company reviews its long-lived assets for impairment based on estimated future nondiscounted cash flows attributed to the assets. In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values. There has been no impairment loss recorded for the years ended December 31, 2003 and 2002. Gains or losses on dispositions of property and equipment are included in earnings as they occur. The Company generally capitalizes assets with a cost in excess of one thousand dollars.

8.       Revenue recognition and deferred revenue

The Company receives payment, primarily via credit card for the sale of products at the time members and customers place orders. Sales are recorded when the product is shipped and title passes to the customer. Payments received for unshipped products are recorded as deferred income and are included in current liabilities. At December 31, 2003, there were no payments received for unshipped products. At December 31, 2002, $1,356 of payments had been received for unshipped products. Product returns are tracked for a potential reserve founded on historical experience. Based on managements opinion, product returns in 2003 and 2002 were not material and a reserve for product returns and allowances was not provided for. Additionally, the Company collects an annual renewal fee from members that is recognized on a straight-line basis over a subsequent twelve-month period. Annual renewal fees that the Company has received but which have not been recognized in revenue are recorded as deferred income and are included in current liabilities. At December 31, 2003 and 2002, annual renewal fees received but which had not been recognized in revenue totaled $105,436 and $62,591, respectively.

Under the guidelines of Emerging Issues Task Force No 01-09 ("EITF 01-09"), certain sales incentives offered by a company to customers, including discounts, coupons, and rebates, are generally presumed to be a reduction of the selling prices of products, and, therefore, should be characterized as a reduction of revenue when recognized in a company's income statement. Member incentives paid under our compensation plan include commissions and bonuses that are paid based on sales volume points assigned to products independent of the product's price and do not include discounts, coupons, or rebates. Currently, member incentives are classified as a component of operating expenses and we believe that this is the appropriate treatment, given the guidelines pursuant to EITF 01-09. Members and customers are generally charged for delivery of product. Net shipping and handling fees are included in net sales.

 9.      Comprehensive Income

The Company has no items of other comprehensive income (loss) for the years ended December 31, 2003 and 2002.

10.      Income taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities as measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities. An allowance against deferred tax assets is recorded in whole or in part when it is more likely than not that such tax benefits will not be realized.

11.      Product return policy

All returned product within the first 60 days of purchase will be refunded at 100 percent of the sales price to all first-time purchasers. This 60 day return policy is offered to members only on their first order of any given product offered by the Company. Returned product that was damaged during shipment to the customer is 100 percent refundable.

12.      Research and development

Research and development costs are charged to expense as incurred. Research and development expenses were $17,152 and $9,573 for the years ended December 31, 2003 and 2002, respectively.

13.      Shipping and Handling Fees

The Company nets excess shipping and handling fees billed to customers over the related costs to revenues. Such fees and costs are primarily comprised of outbound freight. Included in revenues in the accompanying consolidated statements of income are net shipping and handling fees of $70,315 and $23,980 for the years ended December 31, 2003 and 2002, respectively.

14.      Advertising

Advertising costs are charged to expense as incurred. Advertising expenses included in selling expenses were $78,181 and $95,873 for the years ended December 31, 2003 and 2002, respectively.

15.      Stock - based compensation

As described in Note I, the Company has elected to follow the accounting provisions of Accounting Principles Board Opinion (APBO) No. 25, "Accounting for Stock Issued to Employees," for stock-based compensation and to furnish the pro forma disclosures required under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure."

16.      Earnings (loss) per share and stock split

Basic earnings (loss) per common share (EPS) are based on the weighted average number of common shares outstanding during each period. Diluted earnings per common share are based on shares outstanding (computed as under basic EPS) and potentially dilutive common shares. Potential common shares included in the diluted earnings per share calculation include in-the-money stock options that have been granted but have not been exercised. Weighted average shares outstanding for all years presented reflect the stock splits effective November 15, 2003 and June 30, 2003 (See Note H).

 17.     Fair value of financial instruments

The carrying value of the Company's cash and cash equivalents, accounts receivable, payables, cash overdrafts and accrued liabilities approximate fair values due to the short-term maturity of the instruments. The carrying value of long-term obligations approximates the fair value based on the effective interest rates compared to current market rates.

18.      Concentrations of Credit Risk

At December 31, 2003 and 2002, the Company held cash and cash equivalents, in the aggregate amount of $242,455 and $160,034, respectively, and most of these amounts were deposited with one bank. The majority of the Company's sales are made to members and retail customers. Consequently, the exposure to credit risks relating to trade receivables is limited. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. An appropriate allowance for doubtful accounts is included in trade accounts receivable.

19.      Reclassification

Certain 2002 balances have been reclassified to conform to the 2003 presentation.

20.      Common stock

The Company follows the practice of recording amounts received upon the sale of its stock by crediting its no par common stock. No stock options were authorized as of December 31, 2003.

21.      Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the related notes. Actual results could differ from those estimates.

22.      Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation Number 46, "Consolidation of Variable Interest Entities" ("FIN No. 46"). This Interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interests. FIN No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. In December 2003, FASB completed its deliberations regarding the proposed modification to FIN No. 46 and issued Interpretation Number 46 (R) "Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51" ("FIN No. 46 (R)"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46 (R) is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2004. The adoption of FIN No. 46 (R) is not expected to have an impact on the Company's consolidated financial position, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." It is effective for contracts entered into or modified after June 30, 2003, except as stated within the statement, and should be applied prospectively. Management believes the provisions of this Standard currently have no effect on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. Management believes the provisions of this Standard currently have no effect on our financial position or results of operations.

NOTE B - INVENTORIES

Inventories as of December 31, 2003 and 2002 consisted of the following:

                                                    12/31/2003             12/31/2002
                                               ---------------------    -----------------
                                               ---------------------    -----------------
                  Raw materials                            $ 64,510              $    11
                  Work in progress                           32,866                    -
                  Finished goods                            535,658              299,599
                                               ---------------------    -----------------
                                               ---------------------    -----------------
                                                          $ 633,034            $ 299,610
                                               =====================    =================

NOTE C - PLANT AND EQUIPMENT

Plant and equipment as of December 31, 2003 and 2002 consisted of the following:


                        Plant and Equipment (A)                            2003                 2002

       ----------------------------------------------------------- -- ---------------     ------------------
       ----------------------------------------------------------- -- ---------------     ------------------
       Computer                                                            $ 391,143              $ 195,962
       Equipment                                                             389,453                 51,959
       Furniture and fixtures                                                 69,463                 42,266
       Vehicles                                                               70,441                 74,380
       Leasehold Improvements                                                346,351                 75,196
                                                                      ---------------     ------------------
                                                                      ---------------     ------------------
            Total                                                          1,226,851               439,763
                      Accumulated Depreciation                             (385,061)              (237,083)
                                                                      ---------------     ------------------
                                                                      ---------------     ------------------
                                 Net Plant and Equipment                   $ 881,790              $ 202,680
                                                                      ===============     ==================

Depreciation expense for the years ended December 31, 2003 and 2002 was $137,278 and $67,336, respectively.

(A) Includes assets held under capital leases payable (See Note G).


NOTE D - INTANGIBLE ASSETS

Intangible assets as of December 31, 2003 and 2002 consisted of the following:


                            Intangible Assets                              2003               2002

         ---------------------------------------------------------     --------------    ----------------
         ---------------------------------------------------------     --------------    ----------------
         Software Development                                              $ 110,186           $ 110,186
         Patents and Formulas                                                159,139              54,139
         Website Development                                                 139,557              70,915
         Good Manufacturing Practices                                         85,000                   -
         Training System Development                                          40,000              40,000
                                                                       --------------    ----------------
                                                                       --------------    ----------------
              Total                                                         533,882              275,240
                        Accumulated Amortization                           (224,077)            (83,070)
                                                                       --------------    ----------------
                                                                       --------------    ----------------
                                     Net Intangibles                       $ 309,805           $ 192,170
                                                                       ==============    ================

Amortization expense for the years ended December 31, 2003 and 2002 was $141,007 and $74,418 , respectively.

NOTE E - LONG TERM DEBT

                                                                                 2003               2002
                                                                            ---------------- -- --------------
            Notes payable to related parties,  10% interest  maturing from
            2003 through 2012.  $155,042 of 2002 balances was converted to
            stock in 2003. (See Note H).                                    $             -         $ 175,212

            Notes  payable at 10%  interest,  maturing  at various  dates.
            $563,779  of 2002  balances  was  converted  to stock in 2003.
            (See Note H).                                                         263,970             578,419

                                                                            ----------------    --------------
                                                                            ----------------    --------------
                                                                                  263,970             753,631
                 Less:  current portion                                                 -            (269,614)
                                                                            ----------------    --------------
                                                                                $ 263,970       $     484,017
                                                                            ================    ==============


            Approximate principal repayments are as follows:                     2003
            --------------------------------------------------------------- ---------------
            --------------------------------------------------------------- ---------------
                                         2004                               $
                                                                            -
                                         2005                                      263,970
                                                                            ---------------
                                                                                 $ 263,970
                                                                            ===============

NOTE F - INCOME TAXES

Significant components of the Company's deferred income tax assets at December 31, 2003 and 2002 are as follows:

                                                                      2003                    2002
                                                               --------------------    --------------------
                                                               --------------------    --------------------
               Deferred income tax asset:
                    Net operating loss carry forward                    $  219,000             $   136,000
                                                               --------------------    --------------------
                         Total deferred income tax asset                   219,000                 136,000
                          Valuation allowance                          ( 219,000 )             ( 136,000 )
                                                               --------------------    --------------------
                                                               --------------------    --------------------
               Net deferred income tax asset                                 $   -                   $   -
                                                               ====================    ====================


Reconciliation of the effective income tax rate to the U. S. statutory rate is as follows:

                                                                         2003                  2002
                                                                    ---------------       ---------------
                                                                    ---------------       ---------------
               Tax expense at the U.S. statutory
                    income tax rate                                         (34.0)  %             (34.0)  %
               Increase in the valuation allowance                           34.0                  34.0
                                                                    ---------------       ---------------
                                                                    ---------------       ---------------
               Effective income tax rate                                       -    %               -     %
                                                                    ===============       ===============

The tax provision for the years ended December 31, 2003 and 2002 represents minimum California state taxes. Deferred taxes are recorded to give recognition to temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. Deferred tax assets generally represent items that can be used as a tax deduction or credit in future years. Deferred tax liabilities generally represent items that we have taken a tax deduction for, but have not yet recorded in the Consolidated Statement of Operations.

Net operating loss carryforwards totaling approximately $566,000 federal and $307,000 state amounts at December 31, 2003 are being carried forward. The net operating loss carryforwards expire at various dates through 2024 for federal purposes and 2014 for state purposes.

A full valuation allowance has been established due to the lack of earnings as support for recognition of the deferred tax assets recorded.

NOTE G - CAPITAL LEASE OBLIGATIONS

The Company follows the provisions of Statement of Financial Accounting Standards No. 13, Accounting for Leases (SFAS 13), in determining the criteria for capital leases. Leases that do not meet such criteria are classified as operating leases and related rentals are charged to expense in the year incurred.

During 2003, the Company entered into four equipment leases of production equipment that provided for bargain purchase options at the termination of the lease. As a result of these bargain purchase options, the leases were classified as capital leases. The present value of future minimum payments under these capital leases totaled $123,583 and payments were scheduled through 2005, 2006 and 2008.

Two vehicles have been capitalized due to their extended leases exceeding 75% of their economic life of five years. The present value of future minimum payments under these capital leases totaled $10,721 and payments were scheduled into 2004 and 2005.

The following is a summary by year of future minimum rental payments for capitalized leases that have initial or remaining noncancelable terms in excess of one year as of December 31, 2003:

                                    Fiscal Years Ending                                          Amount
      --------------------------------------------------------------------------------       ---------------
      --------------------------------------------------------------------------------       ---------------
                                           2004                                                    $ 62,124
                                           2005                                                      59,488
                                           2006                                                    25,277
                                           2007                                                      21,695
                                           2008                                                       5,575
                                                                                              --------------
      Total minimum lease payments                                                                  174,159
           Less: Estimated amount representing interest                                            (40,556)
                                                                                              --------------
                                                                                              --------------
      Present value of net minimum capital lease payments                                           133,603
           Less: Current portion                                                                   (42,202)
                                                                                              --------------
                                                                                              --------------
      Long-term obligations under capital leases at December 31, 2003
                                                                                                   $ 91,401
                                                                                              ==============

At the year ended December 31, 2003, capital lease assets as a component of net property and equipment were as follows:

                                                                  2003                   2002
                                                          ---------------------    -----------------
                                                          ---------------------    -----------------
                  Capital lease assets                               $ 168,042            $  79,259
                  Accumulated depreciation                            (17,988)             (29,018)
                                                          ---------------------    -----------------
                                                          ---------------------    -----------------
                  Net capital lease assets                           $ 150,054            $  50,241
                                                          =====================    =================

(See Note K for operating lease disclosures).

NOTE H - STOCKHOLDERS' EQUITY

During the first and second quarters of 2003, $40,037 was advanced to the Company's Co-founder, Director and Executive Vice President (the Executive Vice President). In June 2003, the Company offset the advance in considerations of 100,000 shares of the Company's stock received from the Executive Vice President. The transaction was recorded as the cancellation of stock.

During the second and third quarters of 2003, the Company issued 1,202,874 shares of its stock for $531,000 in cash pursuant to a limited private placement.

During the fourth quarter of 2003, the Company issued 1,000,000 shares of its stock to a Director and Vice President of Training of the Company (the Vice President of Training) for a note receivable of $125,000. The note receivable bears interest at 5%, is collateralized by the stock issued, and is due December 31, 2006.

During 2003, notes payable of $921,230, including accrued interest, were converted into 2,046,434 shares of common stock.

On November 15, 2003, the Stockholders voted to initiate a two for one forward common stock split.

Effective June 30, 2003 the Board of Directors initiated a four for one reverse split of the common stock. It also increased the authorized number of common stock shares from 50,000,000 to 100,000,000 and authorized the issuance of 10,000,000 shares of preferred stock.

Effective January 1, 2001, the Board of Directors initiated a forward stock split on the basis of 200,000 new for 1 old share.




NOTE I -  STOCK-BASED COMPENSATION

The Company has applied the disclosure provisions of Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- An Amendment of FASB Statement No. 123," for the years ended December 31, 2003 and 2002. Issued in December 2002, SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As permitted by SFAS No. 148, the Company continues to account for stock options under APB Opinion No. 25, under which no compensation has been recognized. There were no stock options granted or exercised during this reporting period. Had there been, the Company would have applied the fair value recognition disclosure provisions of SFAS No. 123, as amended by SFAS No. 148, to stock-based compensation. As a result, no pro forma disclosures are presented.

In 2003, the Company adopted a stock option plan, the 2003-2004 Employee Stock Option Plan (the Plan), that provides for the granting of incentive stock options or nonstatutory stock options, as defined.

The Plan authorizes the Board of Directors or a committee appointed by the Board of Directors to grant incentive stock options to certain qualifying key employees. The aggregate number shares of common stock that may be optioned and sold under incentive stock options is 3 million shares. Optionees have the right to exercise the incentive stock options no sooner than the second anniversary date of hire by the Company, or, if the optionee has been an employee of the Company for over two years, then no sooner than one year from the date of grant. All incentive stock options granted expire 36 months from the date of grant. At December 31, 2003, no incentive stock options had been granted under the Plan (see Note N).


The Plan also authorizes the Board of Directors to grant nonstatutory stock options to certain key employees and independent contractors who make significant contributions to the Company's growth and development. The aggregate number shares of common stock that may be optioned and sold under nonstatutory stock options is 1 million shares. Optionees have the right to exercise no more than one half of the total nonstatutory stock options granted no sooner than the first anniversary date of the grant. Optionees have the right to exercise the remaining nonstatutory stock options granted no sooner than the second anniversary date of the grant. All nonstatutory options granted herein shall expire 36 months from the date of this grant. The selection of recipients, the exercise price and the number of nonstatutory option shares to be allocated to each recipient is strictly within the discretion of the Board of Directors. At December 31, 2003, no nonstatutory options had been granted under the Plan.



NOTE J - GAIN ON EXTINGUISHMENT OF DEBT

For the year ended December 31, 2003, $20,703 in debt was eliminated. The debt extinguishment was the result of arbitration for a dispute resolution with a vendor who had supplied the Company with unacceptable product during the years 2002 and 2003.

For the year ended December 31, 2002, $92,653 in debt was eliminated. The debt extinguishment was the result of a protracted dispute resolution process from improper billing by a telephone service provider during 1998 and 1999.

NOTE K - COMMITMENTS AND CONTINGENCIES

1.       Operating leases

Operations are currently conducted in leased facilities. The facility lease agreement is a non-cancelable operating lease and extends into 2012. The rent lease provides that property taxes, insurance, and maintenance expenses are the responsibility of the Company. The total rent expense for the years ended 2003 and 2002 was $266,250 and $139,245, respectively. The Company utilizes equipment under non-cancelable operating leases, extending through 2008. The rental lease expenses for the years ended December 31, 2003 and 2002 were $53,452 and $50,888, respectively. The following amounts contain the assumption that, in the normal course of business, any operating leases that expire within the time frame represented will be renewed or replaced by leases on other properties, assuming operations continue and will extend, at a maximum, through 2008.


                                    Fiscal Years Ending                                         Operating
      ---------------------------------------------------------------------------------    ---------------------
      ---------------------------------------------------------------------------------    ---------------------
                                            2004                                                      $ 497,126
                                            2005                                                        461,978
                                            2006                                                        423,617
                                            2007                                                        412,713
                                            2008                                                        380,541
                                        Later years                                                     692,296
                                                                                           ---------------------
      Total minimum lease payments                                                                  $ 2,868,271
                                                                                           =====================

2.       Contingencies

The Company is involved in a lawsuit arising in the normal course of business regarding product liability. The Company, like any other retailer, distributor and manufacturer of products that are designed to be ingested, faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. With respect to product liability claims, the Company has $1.0 million per occurrence and $2.0 million in aggregate liability insurance subject to a self-insurance retention of $25,000. The Company was named as a defendant in a products liability lawsuit, Gil v. Global Health Trax, Inc., filed in the Superior Court of the State of Arizona on June 18, 2002. The case went to trial on April 4, 2004. The Company's insurance carrier is providing the defense. On April 12, 2004, the Company obtained a favorable court decision in Gil v. Global Health Trax, Inc. In the opinion of management, it is not anticipated that the plaintiffs will appeal.


NOTE L - EMPLOYEE BENEFIT PLAN

The Company has an employee benefit plan under Section 401(k) of the Internal Revenue Code. This plan covers employees who are at least 18 years of age and have been employed by the Company longer than three months. The Company is not obligated to make matching contributions. The Company may make a discretionary contribution based on earnings. The Company's discretionary contributions vest at 25 percent per year beginning with the first year. Contributions made by the Company to the plan in the United States for the years ended 2003, and 2002 were $10,135, and $8,035 respectively.


NOTE M - RELATED PARTY TRANSACTIONS

The Company's Co-founder, Chairman of the Board, Chief Executive Officer and President (the President) is the sole beneficial owner and single largest shareholder of the Company owning 41.41% of the Company's issued and outstanding shares as of December 31, 2003 and 50% in 2002. The President is a 50% owner of Health Services International, Inc. (HSI).

The Executive Vice President is the sole beneficial owner and second largest shareholder of the Company, owning 40.99% of the Company's issued and outstanding shares as of December 31, 2003 and 50% in 2002. The Executive Vice President is a 50% owner of HSI. The Company leases a residential unit for the use of the Executive Vice President on a month-to-month basis. In 2003, the

Company advanced $40,037 to the Executive Vice President (See Note H).

The Company had one transaction with HSI for $35,000 in 2002. The amount receivable from HSI was $32,097 at December 31, 2003. The amounts loaned were for product purchases which were paid by the Company on behalf of HSI. The Company anticipates full repayment from HSI.

The President and Executive Vice President are related to individuals who loaned the Company $150,000 and $5,042, respectively, plus accrued interest, that was converted into stock of the Company in 2003. (See Note H).

The Vice President of training received directly or through his wholly owned corporation, $140,018 and $79,330 in 2003 and 2002, respectively, for services rendered to the Company.

The Company's landlord through notes payable conversions and purchases of stock has accumulated two million shares of the Company's common stock. This represents 8.3% of the Company's outstanding common stock at December 31, 2003.

NOTE N - SUBSEQUENT EVENTS

2,496,200 of incentive stock options were granted in January 2004 under the 2003-2004 Employee Stock Option Plan.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                                    CONTENTS



PAGES             F-21     CONSOLDIATED BALANCE SHEETS AS OF MARCH 31, 2004 (UNAUDITED) AND DECEMBER 31, 2003

PAGE              F-22      CONSOLIDATED  STATEMENTS  OF  INCOME  FOR THE THREE  MONTHS  ENDED  MARCH  31,  2004 AND 2003
                           (UNAUDITED)

PAGE              F-23      CONSOLIDATED  STATEMENT OF CHANGES IN  STOCKHOLDER'S  EQUITY FOR THE THREE MONTHS ENDED MARCH
                           31, 2004 (UNAUDITED)

PAGES             F-24    CONSOLIDATED  STATEMENTS  OF CASH FLOWS FOR THE THREE  MONTHS  ENDED  MARCH 31, 2004 AND 2003
                           (UNAUDITED)

PAGES             F-25-36    NOTES TO  CONSOLIDATED  FINANCIAL  STATEMENTS  FOR THE THREE  MONTHS ENDED MARCH 31, 2004 AND
                           2003 (UNAUDITED)



                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                   As of March 31, 2004 and December 31, 2003


                                  ASSETS
                                                                            March 31, 2004      December 31, 2003
                                                                              (Unaudited)
                                                                            ----------------    ------------------
                                                                            ----------------    ------------------
CURRENT ASSETS
Cash and cash equivalents                                                         $ 254,220             $ 242,455
Accounts receivable, net of allowance or doubtful accounts
     of $7,086 and $7,742, respectively                                              36,140                24,977
Inventories                                                                         655,795               633,034
Prepaid expenses                                                                    128,095                87,097
Other                                                                                 7,325                 1,714
                                                                            ----------------    ------------------
       Total current assets                                                       1,081,575               989,277
                                                                            ----------------    ------------------

Plant and equipment, net of accumulated depreciation of
     $440,048 and $385,061, respectively                                            895,072               881,790
                                                                            ----------------    ------------------

Intangible assets, net of accumulated amortization of $256,954
     and $224,077 respectively                                                      292,340               309,805
                                                                            ----------------    ------------------

OTHER ASSETS
       Deposits                                                                      62,324                63,030
       Other receivable, related parties                                             32,554                33,782
       Interest receivable                                                            3,124                 1,562
                                                                            ----------------    ------------------
           Total other assets                                                        98,002                98,374
                                                                            ----------------    ------------------

Total assets                                                                      $2,366,989           $2,279,246
                                                                            ================    ==================

The accompanying notes are an integral part of these financial statements.

                                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                                           CONSOLIDATED BALANCE SHEETS
                                   As of March 31, 2004 and December 31, 2003


                                                         LIABILITIES & STOCKHOLDERS' EQUITY
                                                                            March 31, 2004      December 31, 2003
                                                                              (Unaudited)
                                                                            ----------------    ------------------
CURRENT LIABILITIES:
Cash overdraft                                                                    $ 180,621             $ 172,383
Accounts payable                                                                    527,573               642,501
Accrued expenses                                                                     64,209                63,864
Accrued commissions                                                                 310,215               244,462
Capital leases payable, current portion                                              40,963                42,202
Deferred income                                                                     129,120               105,436
                                                                            ----------------    ------------------
                                                                            ----------------    ------------------
       Total current liabilities                                                  1,252,701             1,270,848
                                                                            ----------------    ------------------

LONG-TERM LIABILITIES:
Notes payable                                                                       312,821               263,970
Capital leases payable                                                               82,069                91,401
Other payable                                                                         1,615                 2,700
                                                                            ----------------    ------------------
       Total long-term liabilities                                                  396,505               358,071
                                                                            ----------------    ------------------

           Total liabilities                                                      1,649,206             1,628,919
                                                                            ----------------    ------------------

STOCKHOLDERS' EQUITY
Preferred stock, authorized 10,000,000 shares with no par value,
     none issued and outstanding                                                   -                    -
Common stock, authorized 100,000,000 shares common stock
     with no par value; issued and outstanding 24,249,308 and
     24,149,308, respectively                                                     1,605,193             1,560,193
Stock subscription receivable                                                     (125,000)             (125,000)
Retained earnings (deficit)                                                       (762,410)             (784,866)
                                                                            ----------------    ------------------
       Total stockholders' equity                                                   717,783               650,327
                                                                            ----------------    ------------------

Total liabilities and stockholders' equity                                      $ 2,366,989           $ 2,279,246
                                                                            ================    ==================


The accompanying notes are an integral part of these financial statements.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
          For The Three Months Ended March 31, 2004 and March 31, 2003

                                                                        March 31, 2004       March 31, 2003
                                                                          (Unaudited)          (Unaudited)
                                                                       ------------------    ----------------
     Revenue
             Net sales                                                       $ 2,510,653         $ 1,558,790

     Cost of sales                                                             1,521,179             913,081
                                                                       ------------------    ----------------

     Gross profit                                                                989,474             645,709
                                                                       ------------------    ----------------

     Operating expenses
             Amortization & depreciation                                          78,288              25,140
             Other selling, general and administrative                           874,304             548,119
                                                                       ------------------    ----------------
                 Total operating expenses                                        952,592             573,259

                                                                       ------------------    ----------------
     Income from operations                                                       36,882              72,450
                                                                       ------------------    ----------------

     Other income and (expense)
             Interest expense                                                   (14,426)            (26,494)
                                                                       ------------------    ----------------
                 Total other income and (expense)                               (14,426)            (26,494)

                                                                       ------------------    ----------------
     Income before income tax provision                                           22,456              45,956
                                                                       ------------------    ----------------

             Current tax provision                                                 8,983              18,382
             Deferred tax provision                                               (8,983)            (18,382)
                                                                       ------------------    ----------------
                 Total tax provision                                           -                    -

                                                                       ------------------    ----------------
     Net income                                                                $  22,456            $ 45,956
                                                                       ==================    ================

     Income per common share:
                  Basic                                                         $   0.00       $        0.00
                                                                       =        ========     ===============
                  Diluted                                                       $   0.00       $        0.00
                                                                       =        ========     ===============
     Weighted average common and dilutive common equivalent shares outstanding:
                 Basic                                                        24,199,308          20,000,000
                                                                       ==================    ================
                 Diluted                                                      26,695,508          20,000,000
                                                                       ==================    ================

The accompanying notes are an integral part of these financial statements.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              For The Three Months Ended March 31, 2004 (Unaudited)

                                          ----------------------------------    ----------------- -- ---------------- -- ----------

                                                    Common Stock                      Stock             Retained
                                                                                  Subscription          Earnings              Total
                                                                                   Receivable           (Deficit)

                                              Number              Amount
                                          ---------------     --------------    -----------------    ----------------    ----------

Balance, January 1, 2004                      24,149,308         $1,560,193           $(125,000)         $ (784,866)      $ 650,327

       Stock issued for cash                     100,000             45,000            -                    -                45,000

       Net income                               -                   -                  -                      22,456
                                                                                                                             22,456

                                          ---------------     --------------    -----------------    ----------------    ----------
Balance, March 31, 2004                       24,249,308         $1,605,193           $(125,000)         $ (762,410)      $ 717,783
                                          ===============     ==============    =================     ===============    ==========

The accompanying notes are an integral part of these financial statements.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          For The Three Months Ended March 31, 2004 and March 31, 2003

                                                                               March 31, 2004        March 31, 2003
                                                                                 (Unaudited)          (Unaudited)
                                                                              ------------------    -----------------
Cash flows from operating activities:
        Net income for the period                                              $         22,456      $       45,956

        Adjustments to reconcile net income for the period to net cash provided by operating activities:
             Amortization and depreciation                                               87,864              25,140
             Change in operating assets and liabilities
             Accounts receivable                                                       (11,163)             (31,245)
             Inventories                                                               (22,761)             (11,252)
             Prepaid expenses                                                          (40,998)               89,099
             Other assets                                                               (5,611)                (589)
             Deposits                                                                       706              (7,204)
             Interest receivable                                                        (1,562)                    -
             Accounts payable                                                         (114,578)               68,780
             Accrued expenses                                                               345              (2,706)
             Accrued commissions                                                         65,753               57,211
             Deferred income                                                             23,684             (14,335)
             Other payables                                                             (1,084)               44,242
                                                                              ------------------    -----------------
                  Net cash provided by operating activities                               3,051              263,097
                                                                              ------------------    -----------------

Cash flows from investing activities:
        Purchase of plant and equipment                                                (68,269)            (336,236)
        Related party loans                                                               1,228                  851
        Purchases of intangible assets                                                 (15,412)            (130,505)
                                                                              ------------------    -----------------
             Net cash used in investing activities                                     (82,453)            (465,890)
                                                                              ------------------    -----------------

Cash flows from financing activities:
        Cash overdraft                                                                    8,238             (54,977)
        Proceeds from notes payable                                                      50,000              327,158
        Principal payments on notes payable                                             (1,500)
                                                                                                                   -
        Principal payments on capital leases payable                                   (10,571)
                                                                                                                   -
        Proceeds from stock issuance                                                     45,000
                                                                                                                   -
                                                                              ------------------    -----------------
             Net cash provided by financing activities                                   91,167              272,181
                                                                              ------------------    -----------------

Increase in cash and cash equivalents during the period                                  11,765               69,388

The accompanying notes are an integral part of these financial statements.

                     GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                (continued) For The Three Months Ended March 31,
                             2004 and March 31, 2003



        Cash and cash equivalents, beginning of period                                  242,455              160,034
                                                                            --------------------    -----------------
        Cash and cash equivalents, end of period                                      $ 254,220            $ 229,422
                                                                            ====================    =================

Supplemental disclosure of cash flow information: Cash paid for:
                Interest                                                               $ 14,075             $ 26,494
                                                                            ====================    =================

                Income taxes                                                             $    -                    $
                                                                                                                   -
                                                                            ====================    =================

        Noncash investing and financing activities:

                Interest payable added to principal amount of notes
                payable                                                                  $  351               $    -
                                                                            ====================    =================


The accompanying notes are an integral part of these financial statements.

                    GLOBAL HEALTH TRAX, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)


NOTE A - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

1.       Basis of Presentation

The accounting and reporting policies of Global Health Trax, Inc. and Subsidiary (the Company) conform with accounting principles generally accepted in the United States of America (US GAAP) and general practices in the manufacturing industry.

2.       Principles of consolidation

The consolidated financial statements include the accounts and operations of Global Health Trax, Inc. and its wholly owned subsidiary in Canada. All significant intercompany accounts and transactions have been eliminated in consolidation.

3.       Business activity

The Company is a Nevada corporation organized in 1997 and incorporated in 1999. The Company is engaged in the development, manufacture, marketing and distribution of its own nutrition and other wellness products through retail and wholesale home-based business entrepreneurs (members) and other direct sales venues. The Company is an international neutracutical manufacturing and wholesale distributor of proprietary health and wellness products, some of which are patented by the Company.

4.       Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the related notes. Actual results could differ from those estimates.

5.       Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents.

6.       Intangible assets

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets", in connection with intangible assets. In accordance with SFAS No. 142, in addition to amortization, intangible assets are tested at least annually for impairment. Intangible assets include software development costs, patents and formulas, website development costs, good manufacturing practices, and training system developments and are amortized over periods ranging between three and five years.

7.       Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out method. The Company is implementing a standard costing inventory management system in 2004.

8.       Plant, and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Cost includes expenditures for major improvements and replacements and the net amount of interest cost associated with significant capital additions. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated useful lives. Leasehold improvements are amortized over the shorter of the life of the respective lease or the service life of the improvements. The straight-line method of depreciation and amortization is followed for financial reporting purposes.

Assets are depreciated utilizing the straight-line method of depreciation over the following estimated useful lives:

                         Computer and equipment                3  to    7  years
                         Furniture and fixtures                3  to    7  years
                         Vehicles                              3  to    5  years
                         Leasehold Improvements                7  to  10  years

Maintenance, repairs, and renewals, which neither materially add to the value of the property nor appreciably prolong its life, are charged to expense as incurred. These long-lived assets are generally evaluated on an individual basis in making a determination as to whether such assets are impaired. Periodically, the Company reviews its long-lived assets for impairment based on estimated future nondiscounted cash flows attributed to the assets. In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values. There has been no impairment loss recorded for the three months ended March 31, 2004 and 2003. Gains or losses on dispositions of property and equipment are included in earnings as they occur. The Company generally capitalizes assets with a cost in excess of one thousand dollars.


9.       Revenue recognition and deferred revenue

Revenue recognition and deferred revenue

The Company receives payment, primarily via credit card for the sale of products at the time members and customers place orders. Sales are recorded when the product is shipped and title passes to the customer. Payments received for unshipped products are recorded as deferred income and are included in current liabilities. At March 31, 2004 and December 31, 2003, there were no payments received for unshipped products. Product returns are tracked for a potential reserve founded on historical experience. Based on managements opinion, product returns in the three months ended March 31, 2004 and 2003 were not material and a reserve for product returns and allowances was not provided for. Additionally, the Company collects an annual renewal fee from members, that is recognized on a straight-line basis over a subsequent twelve-month period. Annual renewal fees that the Company has received but which have not been recognized in revenue are recorded as deferred income and are included in current liabilities. At March 31, 2004 and December 31, 2003, annual renewal fees received but which had not been recognized in revenue totaled $129,120 and $105,436, respectively.

Under the guidelines of Emerging Issues Task Force No 01-09 ("EITF 01-09"), certain sales incentives offered by a company to customers, including discounts, coupons, and rebates, are generally presumed to be a reduction of the selling prices of products, and, therefore, should be characterized as a reduction of revenue when recognized in a company's income statement. Member incentives paid under our compensation plan include commissions and bonuses that are paid based on sales volume points assigned to products independent of the product's price and do not include discounts, coupons, or rebates. Currently, member incentives are classified as a component of operating expenses and we believe that this is the appropriate treatment, given the guidelines pursuant to EITF 01-09. Members and customers are generally charged for delivery of product. Net shipping and handling fees are included in net sales.

10.      Comprehensive Income

The Company has no items of other comprehensive income (loss) for the three months ended March 31, 2004 and 2003.

11.      Income taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities as measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities. An allowance against deferred tax assets is recorded in whole or in part when it is more likely than not that such tax benefits will not be realized.

12.      Product return policy

All returned product within the first 60 days of purchase are refunded at 100 percent of the sales price to all first-time purchasers. This 60 day return policy is offered to members only on their first order of any given product offered by the Company. Returned product that was damaged during shipment to the customer is 100 percent refundable.

13.      Research and development

Research and development costs are charged to expense as incurred. Research and development expenses were $11,471 and $5,011 for the three months ended March 31, 2004 and 2003, respectively.

14.      Shipping and handling fees

The Company nets excess shipping and handling fees billed to customers over the related costs to revenues. Such fees and costs are primarily comprised of outbound freight. Included in revenues in the accompanying consolidated statements of income are net shipping and handling fees of $15,123 and $21,276 for the three months ended March 31, 2004 and 2003, respectively.

15.      Advertising

Advertising costs are charged to expense as incurred. Advertising expenses included in selling expenses were $22,665 and $27,226 for the three months ended March 31, 2004 and 2003, respectively.

16.      Stock - based compensation

As described in Note C, the Company has elected to follow the accounting provisions of Accounting Principles Board Opinion (APBO) No. 25, "Accounting for Stock Issued to Employees," for stock-based compensation and to furnish the pro forma disclosures required under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure."

17.      Earnings per share

Basic earnings (loss) per common share (EPS) are based on the weighted average number of common shares outstanding during each period. Diluted earnings per common share are based on shares outstanding (computed as under basic EPS) and potentially dilutive common shares. As of March 31, 2004, the Company had granted employee stock options for 2,496,200 shares of common stock that are presented as potentially dilutive common shares. As of March 31, 2003, the Company had no potentially dilutive securities that would effect the income per share if they were dilutive.

18.      Fair value of financial instruments

The carrying value of the Company's cash and cash equivalents, accounts receivable, payables, cash overdrafts and accrued liabilities approximate fair values due to the short-term maturity of the instruments. The carrying value of long-term obligations approximates the fair value based on the effective interest rates compared to current market rates.

19.      Concentrations of credit risk

At March 31, 2004 and December 31, 2003, the Company held cash and cash equivalents, in the aggregate amount of $254,220 and $242,455, respectively, and most of these amounts were deposited with one bank. The majority of the Company's sales are made to members and retail customers. Consequently, the exposure to credit risks relating to trade receivables is limited. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. An appropriate allowance for doubtful accounts is included in trade accounts receivable.

20.      Reclassification

Certain 2003 balances have been reclassified to conform to the 2004 presentation.

21.      Recent accounting pronouncements

In January 2003, the FASB issued Interpretation Number 46, "Consolidation of Variable Interest Entities" ("FIN No. 46"). This Interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interests. FIN No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. In December 2003, FASB completed its deliberations regarding the proposed modification to FIN no. 46 and issued Interpretation Number 46 (R) "Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51" ("FIN No. 46 (R)"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46 (R) is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2004. The adoption of FIN No. 46 (R) is not expected to have an impact on the Company's consolidated financial position, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." It is effective for contracts entered into or modified after June 30, 2003, except as stated within the statement, and should be applied prospectively. Management believes the provisions of this Standard currently have no effect on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. Management believes the provisions of this Standard currently have no effect on our financial position or results of operations.

22.      Interim consolidated financial statements

The consolidated financial statements as of and for the three months ended March 31, 2004 and 2003 are unaudited. In the opinion of management, such consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) considered necessary for the fair presentation of the consolidated financial position and the consolidated results of operations have been included. The consolidated results of operations for the three months ended March 31, 2004 and 2003 are not necessarily indicative of the results to be expected for the full year. The consolidated balance sheet information as of December 31, 2003 was derived from the audited consolidated financial statements for the year ended December 31, 2003. The interim consolidated financial statements should be read in conjunction with that report.


NOTE B -  INVENTORY

Inventory consisted of the following:
                                                          March 31, 2004        December 31, 2003
                                                        -------------------     -------------------
                      Raw materials                  $              30,562   $              64,510
                      Work in process                               82,874                  32,866
                      Finished goods                               542,359                 535,658
                                                        -------------------     -------------------
                                                     $             655,795   $             633,034
                                                        ===================     ===================


NOTE C -  STOCK-BASED COMPENSATION

The Company has applied the disclosure provisions of Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- An Amendment of FASB Statement No. 123," for the quarters ended March 31, 2004 and 2003. Issued in December 2002, SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As permitted by SFAS No. 148, the Company continues to account for stock options under APB Opinion No. 25, under which no compensation has been recognized. For the three month period ended March 31, 2004, the

2,496,200 of incentive stock options issued did not have any fair value using the Black-Scholes valuation model and therefore there are no pro forma compensation costs presented.

In 2003, the Company adopted a stock option plan, the 2003-2004 Employee Stock Option Plan (the Plan), that provides for the granting of incentive stock options or nonstatutory stock options, as defined.



The Plan authorizes the Board of Directors or a committee appointed by the Board of Directors to grant incentive stock options to certain qualifying key employees. The aggregate number shares of common stock that may be optioned and sold under incentive stock options is 3 million shares. Optionees have the right to exercise the incentive stock options no sooner than the second anniversary date of hire by the Company, or, if the optionee has been an employee of the Company for over two years, then no sooner than one year from the date of grant. All incentive stock options granted expire 36 months from the date of grant. 2,496,200 of incentive stock options were granted in January 2004.



The Plan also authorizes the Board of Directors to grant nonstatutory stock options to certain key employees and independent contractors who make significant contributions to the Company's growth and development. The aggregate number shares of common stock that may be optioned and sold under nonstatutory stock options is 1 million shares. Optionees have the right to exercise no more than one half of the total nonstatutory stock options granted no sooner than the first anniversary date of the grant. Optionees have the right to exercise the remaining nonstatutory stock options granted no sooner than the second anniversary date of the grant. All nonstatutory options granted herein shall expire 36 months from the date of this grant. The selection of recipients, the exercise price and the number of nonstatutory option shares to be allocated to each recipient is strictly within the discretion of the Board of Directors. At March 31, 2004, no nonstatutory options had been granted under the Plan.


The following summarizes information about stock options of the Company granted and outstanding at March 31, 2004:

                                                                Options                  Exercise Price
                                                        --- -----------------      --- -------------------
                                                        --- -----------------      --- -------------------
           Outstanding at January 1, 2004               $                  -        $                   -
           Granted                                                 2,496,200                         0.25
           Exercised                                                       -                            -
           Expired                                                         -                            -
                                                        --- -----------------      --- -------------------
                                                        --- -----------------      --- -------------------
           Outstanding at March 31, 2004                $          2,496,200        $                0.25
                                                        === =================      === ===================

NOTE D -  PLANT AND EQUIPMENT

Plant and equipment consisted of the following:
                                                                      March 31, 2004       December 31, 2003
                        Plant and Equipment (A)
       ----------------------------------------------------------- -- ----------------     -------------------
       ----------------------------------------------------------- -- ----------------     -------------------
       Computer                                                             $ 435,894               $ 391,143
       Equipment                                                              389,743                 389,453
       Furniture and fixtures                                                  81,683                  69,463
       Vehicles                                                                70,441                  70,441
       Leasehold improvements                                                 357,359                 346,351
                                                                      ----------------     -------------------
                                                                      ----------------     -------------------
            Total                                                           1,335,120                1,266,851
                      Accumulated depreciation                              (440,048)                 (385,061)
                                                                      ----------------     -------------------
                                                                      ----------------     -------------------
                                 Net plant and equipment                    $ 895,072               $ 881,790
                                                                      ================     ===================

Depreciation expense for the three months ended March 31, 2004 and 2003 was $54,984 and $18,840, respectively.

(A) Includes assets held under capital leases payable (See Note G).


NOTE E - INTANGIBLE ASSETS

Intangible assets consisted of the following:

                                                                         March 31,        December 31,
                            Intangible Assets                              2004               2003
         ---------------------------------------------------------     --------------    ----------------
         ---------------------------------------------------------     --------------    ----------------
         Software development                                              $ 110,186           $ 110,186
         Patents and formulas                                                159,139             159,139
         Website development                                                 154,969             139,557
         Good manufacturing practices                                         85,000              85,000
         Training system development                                          40,000              40,000
                                                                       --------------    ----------------
                                                                       --------------    ----------------
              Total                                                          549,294              533,882
                        Accumulated amortization                             (256,954)           (224,077)
                                                                       --------------    ----------------
                                                                       --------------    ----------------
                                     Net intangibles                       $ 292,340           $ 309,805
                                                                       ==============    ================

Amortization expense for the three months ended March 31, 2004 and 2003 was $32,880 and $6,300, respectively.

NOTE F - NOTES PAYABLE

During the first quarter of 2004, the Company entered into two additional notes payable with an existing lender. The notes totaling $50,000, have a stated interest rate of 10% and mature in 2005.


                                                                            March 31, 2004      December 31,
                                                                                                    2003
                                                                            ---------------- -- --------------
            Notes  payable at 10%  interest,  maturing at various dates in
            2005.                                                                 $ 312,821         $ 263,970

                                                                            ----------------    --------------
                                                                            ----------------    --------------
                                                                                    312,821           263,970
                 Less:  current portion                                                   -                 -
                                                                            ----------------    --------------
                                                                                  $ 312,821     $     263,970
                                                                            ================    ==============

            Approximate principal repayments are as follows:                March 31, 2004
            --------------------------------------------------------------- ---------------
            --------------------------------------------------------------- ---------------
                                         2005                               $
                                                                            -
                                         2006                                     312,821
                                                                            ---------------
                                                                            $  312,821
                                                                            ===============


NOTE G - CAPITAL LEASES PAYABLE

The Company follows the provisions of SFAS No. 13, "Accounting for Leases," in determining the criteria for capital leases. Leases that do not meet such criteria are classified as operating leases and related rentals are charged to expense in the year incurred.

During 2003, the Company entered into four equipment leases of production equipment that provided for bargain purchase options at the termination of the lease. As a result of these bargain purchase options, the leases were classified as capital leases. The present value of future minimum payments under these capital leases totaled $113,423 and payments were scheduled through 2005, 2006 and 2008.

Two vehicles have been capitalized due to their extended leases exceeding 75% of their economic life of five years. The present value of future minimum payments under these capital leases totaled $9,609 and payments were scheduled into 2004 and 2005.

The following is a summary by year of future minimum rental payments for capitalized leases that have initial or remaining noncancelable terms in excess of one year as of March 31, 2004:


                                   Year ending March 31,                                          Amount
      ---------------------------------------------------------------------------------    ---------------------
      ---------------------------------------------------------------------------------    ---------------------
                                            2005                                                       $ 62,123
                                            2006                                                         54,019
                                            2007                                                         21,695
                                            2008                                                          7,716
                                            2009                                                            545
                                                                                           ---------------------
      Total minimum lease payments                                                                      146,098
           Less: Estimated amount representing interest                                                (23,066)
                                                                                           ---------------------
                                                                                           ---------------------
      Present value of net minimum capital lease payments                                               123,032
           Less: Current portion                                                                       (40,963)
                                                                                           ---------------------
                                                                                           ---------------------
      Long-term obligations under capital leases at March 31, 2004                                     $ 82,069
                                                                                           =====================

At March 31, 2004 and December 31, 2003, capital lease assets as a component of net property and equipment were as follows:

                                                                         March 31, 2004     December 31, 2003
                                                                         ---------------    -------------------
                                                                         ---------------    -------------------
                              Capital lease assets                             $168,042              $ 168,042
                                   Accumulated depreciation                      (29,244)               (17,988)
                                                                         ---------------    -------------------
                                                                         ---------------    -------------------
                                           Net capital lease assets            $138,798              $ 150,054
                                                                         ===============    ===================
(See Note I for operating lease disclosures).


NOTE H - INCOME TAXES

The provision for taxes for the three months ended March 31, 2004 and 2003 consist of the following:

                                                                March 31, 2004          March 31, 2003
                                                               --------------------    --------------------
                                                               --------------------    --------------------
               Current:
                    Federal                                          $       7,635                $ 15,625
                    State                                                    1,348                   2,757
                                                               --------------------    --------------------
                                                               --------------------    --------------------
                                                                             8,983                  18,382
               Deferred:
                    Federal                                                (7,635)                (15,625)
                    State                                                  (1,348)                 (2,757)
                                                               --------------------    --------------------
                                                               --------------------    --------------------
                                                                           (8,983)
                                                                                                  (18,382)
                                                               --------------------    --------------------
               Total tax provision                                     $ -                     $ -
                                                               ====================    ====================


Significant components of the Company's deferred income tax assets at March 31, 2004 and December 31, 2003 are as follows:

                                                                 March 31, 2004         December 31, 2003
                                                               --------------------    --------------------
                                                               --------------------    --------------------
               Deferred income tax asset:
                    Net operating loss carry forward            $      210,000          $     219,000
                                                               --------------------    --------------------
                         Total deferred income tax asset                210,000                 219,000
                          Valuation allowance                         ( 210,000 )             ( 219,000 )
                                                               --------------------    --------------------
                                                               --------------------    --------------------
               Net deferred income tax asset                    $          -            $          -
                                                               ====================    ====================

Reconciliation of the effective income tax rate to the U. S. statutory rate is as follows:

                                                                    March 31, 2004         December 31,
                                                                                               2003
                                                                    ---------------       ---------------
                                                                    ---------------       ---------------
               Tax expense at the U.S. statutory
                    income tax rate                                         (34.0)  %             (34.0)  %
               Utilization of net operating loss carryforwards
                                                                             34.0                 34.0
                                                                    ---------------       ---------------
                                                                    ---------------       ---------------
               Effective income tax rate                                       -    %               -     %
                                                                    ===============       ===============

Deferred taxes are recorded to give recognition to temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. Deferred tax assets generally represent items that can be used as a tax deduction or credit in future years. Deferred tax liabilities generally represent items that we have taken a tax deduction for, but have not yet recorded in the Consolidated Statement of Operations.

Net operating loss carryforwards totaling approximately $543,000 federal and $293,000 state amounts at March 31, 2004 are being carried forward. The net operating loss carryforwards expire at various dates through 2024 for federal purposes and 2014 for state purposes.

A full valuation allowance has been established due to the lack of earnings as support for recognition of the deferred tax assets recorded.


NOTE I - STOCKHOLDERS' EQUITY

During the first quarter of 2004, the Company issued 100,000 shares of its stock for $45,000 in cash pursuant to a limited private placement.

NOTE J - COMMITMENTS AND CONTINGENCIES

1.       Operating leases

Operations are currently conducted in leased facilities. The facility lease agreement is a non-cancelable operating lease and extends into 2012. The rent lease provides that property taxes, insurance, and maintenance expenses are the responsibility of the Company. The total rent expense for the three months ended March 31, 2004, and 2003 was $61,043 and $75,641, respectively. The Company utilizes equipment under non-cancelable operating leases, extending through 2008. The equipment rental operating lease expense for the three months ended March 31, 2004 and 2003 was $9,823 and $11,513, respectively. The following amounts contain the assumption that, in the normal course of business, any operating leases that expire within the time frame represented will be renewed or replaced by leases on other properties, assuming operations continue and will extend, at a maximum, through 2008.




                                 Year Ending March 31,                 Operating
                        ----------------------------------------    -----------------
                        ----------------------------------------    -----------------
                                         2005                              $ 488,339
                                         2006                                452,388
                                         2007                                420,891
                                         2008                                404,670
                                         2009                                458,480
                                      Later years                            519,220
                                                                    -----------------
                                                                    -----------------
                        Total minimum lease payments                      $2,743,988
                                                                    =================

2.       Contingencies

The Company is involved in a lawsuit arising in the normal course of business regarding product liability. The Company, like any other retailer, distributor and manufacturer of products that are designed to be ingested, faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. With respect to product liability claims, the Company has $1.0 million per occurrence and $2.0 million in aggregate liability insurance subject to a self-insurance retention of $25,000. The Company was named as a defendant in a products liability lawsuit, Gil v. Global Health Trax, Inc., filed in the Superior Court of the State of Arizona on June 18, 2002. The case went to trial on April 4, 2004. The Company's insurance carrier is providing the defense. On April 12, 2004, the Company obtained a favorable court decision in Gil v. Global Health Trax, Inc. In the opinion of management, it is not anticipated that the plaintiffs will appeal.


NOTE K - EMPLOYEE BENEFIT PLAN

The Company has an employee benefit plan under Section 401(k) of the Internal Revenue Code. This plan covers employees who are at least 18 years of age and have been employed by the Company longer than three months. The Company is not obligated to make matching contributions. The Company may make a discretionary contribution based on earnings. The Company's discretionary contributions vest at 25 percent per year beginning with the first year. There were no contributions made by the Company to the plan for the three months ended March 31, 2004 and 2003.


NOTE L - RELATED PARTY TRANSACTIONS

The Company's Co-founder, Chairman of the Board, Chief Executive Officer and President (the President) is the sole beneficial owner and single largest shareholder of the Company owning 41.2% of the Company's issued and outstanding shares as of March 31, 2004 and 50% as of March 31, 2003. The President is a 50% owner of Health Services International, Inc. (HSI).

The Executive Vice President is the sole beneficial owner and second largest shareholder of the Company, owning 40.8% of the Company's issued and outstanding shares as of March 31, 2004 and 50% as of March 31, 2003. The Executive Vice President is a 50% owner of HSI. The Company leases a residential unit for the use of the Executive Vice President on a month-to-month basis.

HSI owed the Company $32,554 at March 31, 2004.

The Vice President of Training received, directly or through his wholly owned corporation, for the three months ended March 31, 2004 and 2003, $21,600 and $32,000, respectively, for services rendered to the Company.

The Company's landlord through notes payable conversions and purchases of stock has accumulated 2,000,000 shares of the Company's common stock. This represents 8.3% of the Company's outstanding common stock at March 31, 2004. The Company's landlord did not own any of the Company's outstanding common stock as of March 31, 2003.

                            GLOBAL HEALTH TRAX, INC.

                          [A Development Stage Company]

                                7,699,649 Shares

                                  Common Stock

                                 $1.25 Per Share


                                   PROSPECTUS


                            GLOBAL HEALTH TRAX, INC.

                        2465 Ash Street, Vista, CA 92083
                             Telephone: 760-542-3000
                             Facsimile: 800-673-4883
                         Email: ght@globalhealthtrax.com
                        Website: www.globalhealthtrax.com


                          ______________________, 2004

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Twelve of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or o for unlawful payments of dividends or unlawful stock purchase or redemption by us. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.


======================================== ==================== ===============
Registration Fees                        Approximately        $    1,219.43
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately        $    5,000.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately        $   50,000.00
---------------------------------------- -------------------- ---------------
Printing Fees                            Approximately        $    5,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately        $   13,000.00
======================================== ==================== ===============


Recent Sales of Unregistered Securities


In connection with the organization of Global, and prior to any stock splits, Everett Hale, a founding shareholder of our company, provided labor and services in exchange for which for he was issued 20,000,000 shares of common stock. On June 15, 2003 Global conducted a 4 for 1 reverse split of its outstanding common stock which reduced Mr. Hale's ownership to 5,000,000 shares. On November 15, 2003 we conducted a 2 for 1 forward split of our common stock which increased Mr. Hales's ownership to 10,000,000 shares. Similarly, in connection with the organization of Global, and prior to any stock splits, Lorin Dyrr, a founding shareholder of our company, provided labor and services in exchange for which for she was issued 20,000,000 shares of common stock. On June 15, 2003 Global conducted a 4 for 1 reverse split of its outstanding common stock which reduced Ms. Dyrr's ownership to 5,000,000 shares. Ms. Dyrr also agreed at that time to sell 50,000 shares of her stock to the corporation in exchange for the retirement of debt owed by her. On November 15, 2003 we conducted a 2 for 1 forward split of our common stock which increased Mr. Hales's ownership to 10,000,000 shares and Ms. Dyrr's ownership to 9, 900,000 shares. In addition, Global officer and director Russell Chaisson was issued 1,000,000 shares of common stock in 2003 in exchange for services and a promissory note in the amount of $125,000.

Further, we have recently completed our capitalization with a private offering that resulted in $2,010,030 in proceeds to Global, including the conversion of debt for stock. These proceeds were contributed by the selling shareholders set forth elsewhere in this prospectus in exchange for an aggregate of 3,699,649 shares of common stock. We have also adopted a non-qualified employee and independent contractor incentive stock option plan for which we have reserved a total of 3,000,000 and 1,000,000 shares of common stock respectively. Mr. Hale and Ms. Dyrr are eligible to participate in the employee incentive stock option plan and were each issued 1,000,000 options under the plan on January 2, 2004.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
------------


3.1           Articles of Incorporation

3.2           Certificate of Amendment to Articles of Incorporation

3.3           Certificate of Amendment to Articles of Incorporation

3.4           Bylaws

4.0           Specimen Stock Certificate

5.0           Executed Opinion Re: Legality

23.1          Consent of Auditors

23.2          Consent of Counsel


Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933;

(ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b),
Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of San Diego, State of California, on August 13, 2004

Global Health Trax, Inc.

/s/ Everett Hale  August 13, 2004
Everett Hale
--------------------------------------------
Everett Hale
Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:





/s/ Everett Hale   August 13, 2004
Everett Hale
--------------------------------------------
Everett Hale
Chief Executive officer and Director

Exhibits

Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.


3.1           Articles of Incorporation

3.2           Certificate of Amendment to Articles of Incorporation

3.3           Certificate of Amendment to Articles of Incorporation

3.4           Bylaws

4.0           Specimen Stock Certificate

5.0           Executed Opinion Re: Legality

23.1          Consent of Auditors

23.2          Consent of Counsel

Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                            GLOBAL HEALTH TRAX, INC.

                                                                 *****

         The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

         FIRST:   The name of this corporation is
         ------

                            GLOBAL HEALTH TRAX, INC.

         SECOND: The registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 and the corporation may maintain such other offices within or without the State of Nevada as approved by the Board of Directors. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or the United States Of America.

         THIRD: The objects for which this Corporation is formed are: To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plan, store or other facility. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded s independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

         FOURTH: The corporation shall have authority to issue an aggregate of TWENTY FIVE THOUSAND (25,000) shares of stock with nominal par value and no other class of stock shall be authorized. All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities which the corporation may now or hereafter be authorized to issue. The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value. Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

         FIFTH; The affairs of the corporation shall be governed by a Board of Directors of not less than one (1) person. The names and addresses of the first Board of Directors are:

         NAME                                        ADDRESS

         Brent Buscay                                2533 North Carson Street
                                                    Carson City, Nevada 89706


         SIXTH: The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

         SEVENTH        The name and address of the incorporator is as follows:
         -------

                  NAME                      ADDRESS

         Brent Buscay                                 2533 North Carson Street
                                                      Carson City, Nevada 89706


         EIGHTH:  The resident agent for this corporation shall be:
         -------

                               LAUGHLIN ASSOCIATES
                            2533 North Carson Street
                            Carson City, Nevada 89706

         NINTH:   The corporation is to have perpetual existence.
         ------

         TENTH: The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-law, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

         ELEVENTH: Meetings of stockholders shall be held at such a place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at lest ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

         TWELTH: No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or office of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereon to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

         THIRTEENTH: No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall no eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.


         IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature on March 26, 1999.

/s/Brent Buscay
Brent Buscay

STATE OF NEVADA   )
                  ) SS:
CARSON CITY       )

On March 26, 1999 in Carson City Nevada,
Before me the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared: Brent Buscay Known to me to be the person whose name is subscribed to the forgoing document And acknowledged that he executed saem.
/s/ Terri L. Conetto
Terri L. Conetto
                                 CORPORATE SEAL

Exhibit 3.2

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                            GLOBAL HEALTH TRAX, INC.

We, the undersigned President and Secretary of Global Health Trax, Inc. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on November 5, 2003 adopted a resolution to call for a special meeting of the shareholders of the corporation on November 15, 2003 to amend the Articles of Incorporation as follows:

         The FOURTH article is hereby amended to read as follows:

         Authorized Shares. The total number of shares of common stock which this Corporation is authorized to issue is 100,000,000 shares of Common Stock at no par value per share.

(a) The total number of shares of Common Stock which this Corporation is authorized to issue is 100,000,000 shares at no par value per share.

(b) The total number of shares of Preferred Stock which this Corporation is authorized to issue is 10,000,000 shares at no par value per share, which Preferred Stock may contain special preferences as determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.

         (c) The outstanding common stock shall be forward split 2 for 1 such that the 11,381,000 shares common stock currently issued and outstanding become 22,762,000 shares of common stock outstanding.

This amendment was also approved by a majority of the shareholders of the Corporation at a special meeting conducted on November 15, 2003. The number of shares outstanding and entitled to vote on the share authorization amendment to the Articles of Incorporation was 11,381,000; said change and amendment was voted on and approved unanimously by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                     /s/ Everett Hale
                                                     Everett Hale, President

                                                     /s/ Everett Hale
                                                     Lorin Dyrr, Secretary

Exhibit 3.3

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                            GLOBAL HEALTH TRAX, INC.

We, the undersigned President and Secretary of Global Health Trax, Inc. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on June 20, 2002, adopted a resolution to amend the Articles of Incorporation as follows:

         The FOURTH article is hereby amended to read as follows:

         Authorized Shares. The total number of shares of common stock which this Corporation is authorized to issue is 100,000,000 shares of Common Stock at no par value per share.

(a) The total number of shares of Common Stock which this Corporation is authorized to issue is 100,000,000 shares at no par value per share.

(b) The total number of shares of Preferred Stock which this Corporation is authorized to issue is 10,000,000 shares at no par value per share, which Preferred Stock may contain special preferences as determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.

         (c) The outstanding common stock shall be reverse split 4 for 1 such that the 40,000,000 shares common stock currently issued and outstanding become 10,000,000 shares of common stock outstanding.

This amendment was also approved by a majority of the shareholders of the Corporation at a special meeting conducted on June 20, 2003. The number of shares outstanding and entitled to vote on the share authorization amendment to the Articles of Incorporation is 40,000,000; said change and amendment was voted on and approved unanimously by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                     /s/Everett Hale
                                                     Everett Hale, President

                                                     /s/ Lorin Dyrr, Secretary
                                                     Lorin Dyrr, Secretary

Exhibit 3.4

                                     BYLAWS
                                       OF
                            GLOBAL HEALTH TRAX, INC.

                             (A NEVADA CORPORATION)

                                    ARTICLE I
                             SHAREHOLDERS' MEETINGS

SECTION 1. TIME. An annual meeting for the election of directors and for the transaction of any other proper business and any special meeting shall be held on the date and at the time as the Board of Directors shall from time to time fix.

           Time of Meeting:    Ten  o'clock  A.M.
           Date of Meeting:    The first day of May

SECTION 2. PLACE. Annual meetings and special meeting shall be held at such place, within or without the State of Nevada, as the Directors may, from time to time, fix. Whenever the Directors shall fail to fix such place, the meetings shall be held at the principal executive office of the corporation.

SECTION 3. CALL. Annual meetings may be called by the Directors, by the Chairman of the Board, if any, Vice Chairman of the Board, if any, the President, if any, the Secretary, or by any officer instructed by the Directors to call the meeting. Special meetings may be called in like manner and by the holders of shares entitled to cast not less than ten percent of the votes at the meeting being called.

SECTION 4. NOTICE. Written notice stating the place, day and hour of each meeting, and, in the case of a special meeting, the general nature of the business to be transacted or, in the case of an Annual Meeting, those matters which the Board of Directors, at the time of mailing of the notice, intends to present for action by the shareholders, shall be given not less than ten days (or not less than any such other minimum period of days as may be prescribed by the General Corporation Law) or more than sixty days (or more than any such maximum period of days as may be prescribed by the General Corporation Law) before the date of the meeting, by mail, personally, or by other means of written communication, charges prepaid by or at the direction of the Directors, the President, if any, the Secretary or the officer or persons calling the meeting, addressed to each shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the said principal executive office is located.

         Such notice shall be deemed to be delivered when deposited in the United States mail with first class postage therein prepaid, or sent by other means of written communication addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of notice to be presented by management for election. At an annual meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the General Corporation Law requires to be stated in the notice of the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

SECTION 5. CONSENT. The transaction of any meeting, however called and noticed, and wherever held, shall be as valid as though a meeting was duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the shareholders or his proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the General Corporation Law to be included in the notice if such objection is expressly made at the meeting. Except as otherwise provided in subdivision (f) of Section 601 of the General Corporation Law, neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in any written waiver of notice.

SECTION 6. CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting -- the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, if any, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

SECTION 7. PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act as his proxy at a meeting or by written action. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it prior to the vote or written action pursuant thereto, except as otherwise provided by the General Corporation Law. As used herein, a "proxy" shall be deemed to mean a written authorization signed by a shareholder or a shareholder's attorney in fact giving another person or persons power to vote or consent in writing with respect to the shares of such shareholder, and "signed" as used herein shall be deemed to mean the placing of such shareholder's name on the proxy, whether by manual signature, typewriting, telegraphic transmission or otherwise by such shareholder or such shareholder's attorney in fact. Where applicable, the form of any proxy shall comply with the provisions of Section 604 of the General Corporation Law.

SECTION 8. INSPECTORS - APPOINTMENT. In advance of any meeting, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or, if any persons so appointed fail to appear or refuse to act, the Chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election, or persons to replace any of those who so fail or refuse, at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented shall determine whether one or three inspectors are to be appointed.

         The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, if any, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

SECTION 9. SUBSIDIARY CORPORATIONS. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.

SECTION 10. QUORUM; VOTE; WRITTEN CONSENT. The holders of a majority of the voting shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, but no other business may be transacted except as hereinbefore provided.

         In the election of directors, a plurality of the votes cast shall elect. No shareholder shall be entitled to exercise the right of cumulative voting at a meeting for the election of directors unless the candidate's name or the candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for such candidates in nomination.

         Except as otherwise provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the shares represented at the meeting.

         Except in the election of directors by written consent in lieu of a meeting, and except as may otherwise be provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Notice of any shareholder approval pursuant to Section 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.

SECTION 11. BALLOT. Elections of directors at a meeting need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins. In all other matters, voting need not be by ballot.

SECTION 12. SHAREHOLDERS' AGREEMENTS. Notwithstanding the above provisions in the event this corporation elects to become a close corporation, an agreement between two or more shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in Section 706, and may otherwise modify these provisions as to shareholders' meetings and actions.

                                   ARTICLE II
                               BOARD OF DIRECTORS

SECTION 1. FUNCTIONS. The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of its Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any lawful capacity.

         Each director shall exercise such powers and otherwise perform such duties in good faith, in the manner such director believes to be in the best interests of the corporation, and with care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances. (Section 309).

SECTION 2. EXCEPTION FOR CLOSE CORPORATION. Notwithstanding the provisions of
Section 1, in the event that this corporation shall elect to become a close corporation as defined in Section 186, its shareholders may enter into a Shareholders' Agreement as provided in section 300 (b). Said Agreement may provide for the exercise of corporate powers and by the shareholders, provided however such agreement shall, to the extent and so long as the discretion or powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors as provided in Section 300 (d).

SECTION 3. QUALIFICATION AND NUMBER. A director need not be a shareholder of the corporation, a citizen of the United States, or a resident of the State of Nevada. The authorized number of directors constituting the Board of Directors until further changed shall be one. Thereafter, the authorized number of directors constituting the Board shall be at least three provided that, whenever the corporation shall have only two shareholders, the number of directors may be at least two, and, whenever the corporation shall have only one shareholder, the number of directors may be at least one. Subject to the foregoing provisions, the number of directors may be changed from time to time by an amendment of these Bylaws adopted by the shareholders. Any such amendment reducing the number of directors to fewer than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in writing in the case of action by written consent are equal to more than sixteen and two-thirds percent of the outstanding shares. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

SECTION 4. ELECTION AND TERM. The initial Board of Directors shall consist of the persons elected at the meeting of the incorporator, all of whom shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation or removal from office. Thereafter, directors who are elected to replace any or all of the members of the initial Board of Directors or who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from an increase in the authorized number of directors which have not been filled by the shareholders, including any other vacancies which the General Corporation Law authorizes directors to fill, and including vacancies resulting from the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected, if the Articles of Incorporation or a Bylaw adopted by the shareholders so provides, may be filled by the vote of a majority of the directors then in office or of the sole remaining director, although less than a quorum exists. Any director may resign effective upon giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to the office when the resignation becomes effective.

         The shareholders may elect a director at any time to fill any vacancy which the directors are entitled to fill, but which they have not filled. Any such election by written consent shall require the consent of a majority of the shares.

SECTION 5. LOANS, INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified by law. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against. The corporation shall also be permitted to extend loans to directors, officers, employees and agents.

SECTION 6. MEETINGS.

         TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         PLACE. Meetings may be held at any place, within or without the State of Nevada, which has been designated in any notice of the meeting, or, if not stated in said notice, or, if there is no notice given, at the place designated by resolution of the Board of Directors.


         CALL. Meetings may be called by the Chairman of the Board, if any and acting, by the Vice Chairman of the Board, if any, by the President, if any, by any Vice President or Secretary, or by any two directors.

         NOTICE AND WAIVER THEREOF. No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors. Special meetings shall be held upon at least four days' notice by mail or upon at least forty-eight hours' notice delivered personally or by telephone or telegraph. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

SECTION 7. SOLE DIRECTOR PROVIDED BY ARTICLES OF INCORPORATION. In the event only one director is required by the Bylaws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

SECTION 8. QUORUM AND ACTION. A majority of the authorized number of directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least either one-third of the authorized number of directors or at least two directors, whichever is larger, or unless the authorized number of directors is only one. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors, if any, who were not present at the time of the adjournment. Except as the Articles of Incorporation, these Bylaws and the General Corporation Law may otherwise provide, the act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and participation by such use shall be deemed to constitute presence in person at any such meeting.

         A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action which may be taken is approved by at least a majority of the required quorum for such meeting.

SECTION 9. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, the Vice Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if any and present and acting, or any director chosen by the board, shall preside.

SECTION 10. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office without cause by approval of the holders of at least a majority of the shares provided, that unless the entire Board is removed, an individual director shall not be removed when the votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election of directors at which the same total number of votes were cast, or, if such action is taken by written consent, in lieu of a meeting, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director's most recent election were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or by such written consent. The Board of Directors may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

SECTION 11. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the authorized number of directors, may designate one or more committees, each consisting of two or more directors to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors except such authority as may not be delegated by the provisions of the General Corporation Law.

SECTION 12. INFORMAL ACTION. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 13. WRITTEN ACTION. Any action required or permitted to be taken may be taken without a meeting if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Any such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                                   ARTICLE III
                                    OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

SECTION 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

SECTION 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

SECTION 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

SECTION 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

SECTION 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

SECTION 10. CHIEF FINANCIAL OFFICER. This officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any director.

         This officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all his transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

                                   ARTICLE IV
                      CERTIFICATES AND TRANSFERS OF SHARES

SECTION 1. CERTIFICATES FOR SHARES. Each certificate for shares of the corporation shall set forth therein the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value, if any, of the shares represented thereby, and such other statements, as applicable, prescribed by sections 416 - 419, inclusive, and other relevant Sections of the General Corporation Law of the State of Nevada (the "General Corporation Law") and such other statements, as applicable, which may be prescribed by the Corporate Securities Law of the State of Nevada and any other applicable provision of the law. Each such certificate issued shall be signed in the name of the corporation by the Chairman of the Board of Directors, if any, or the Vice Chairman of the Board of Directors, if any, the President, if any, or a Vice President, if any, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate for shares may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate for shares shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         In the event that the corporation shall issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor, any such certificate for shares shall set forth thereon the statements prescribed by Section 409 of the General Corporation Law.

SECTION 2. LOST OR DESTROYED CERTIFICATES FOR SHARES. The corporation may issue a new certificate for shares or for any other security in the place of any other certificate theretofore issued by it, which is alleged to have been lost, stolen or destroyed. As a condition to such issuance, the corporation may require any such owner of the allegedly lost, stolen or destroyed certificate or any such owner's legal representative to give the corporation a bond, or other adequate security, sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 3. SHARE TRANSFERS. Upon compliance with any provisions of the General Corporation Law and/or the Corporate Securities Law of 1968 which may restrict the transferability of shares, transfers of shares of the corporation shall be made on the record of shareholders of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes, if any, due thereon.

SECTION 4. RECORD DATE FOR SHAREHOLDERS. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or be entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance a record date, which shall not be more than sixty days or fewer than ten days prior to the date of such meeting or more than sixty days prior to any other action.

         If the Board of Directors shall not have fixed a record date as aforesaid, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the day of such other action, whichever is later.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting.

         Except as may be otherwise provided by the General Corporation Law, shareholders on the record date shall be entitled to notice and to vote or to receive any dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

SECTION 5. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Share of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President of any other person authorized by resolution of the Board of Directors.

SECTION 6. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to assent or consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or


"shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders record or outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights here there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights there under.

SECTION 7. CLOSE CORPORATION CERTIFICATES. All certificates representing shares of this corporation, in the event it shall elect to becomes a close corporation, shall contain the legend required by Section 418 (c).

                                    ARTICLE V
               EFFECT OF SHAREHOLDERS' AGREEMENT-CLOSE CORPORATION

         Any Shareholders' Agreement authorized by Section 300 (b) shall only be effective to modify the terms of these Bylaws if this corporation elects to becomes a close corporation with appropriate filing of or amendment to its Articles as required by Section 202 and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Sections 158 (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 relative to distributions, 111 (merger), 1201(e) (reorganization) or Chapters 15 (Records and Reports, 16 (Rights of Inspection), 18 (Involuntary Dissolution) or 2 (Crimes and Penalties). Any other provisions of the Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

                                   ARTICLE VI
               CORPORATE CONTRACTS AND INSTRUMENTS - HOW EXECUTED

         The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purposes or any amount, except as provided in Section 313 of the Corporations Code.

                                   ARTICLE VII
                               CONTROL OVER BYLAWS

         After the initial Bylaws of the corporation shall have been adopted by the incorporator or incorporators of the corporation, the Bylaws may be amended or repealed or new Bylaws may be adopted by the shareholders entitled to exercise a majority of the voting power or by the Board of Directors; provided, however, that the Board of Directors shall have no control over any By-Law which fixes or changes the authorized number of directors of the corporation; provided, further, that any control over the Bylaws herein vested in the Board of Directors shall be subject to the authority of the aforesaid shareholders to amend or repeal the Bylaws or to adopt new Bylaws; and provided further that any By-Law amendment or new By-Law which changes the minimum number of directors to fewer than five shall require authorization by the greater proportion of voting power of the shareholders as hereinbefore set forth.

                                  ARTICLE VIII
                                BOOKS AND RECORDS

SECTION 1. RECORDS: STORAGE AND INSPECTION. The corporation shall keep at its principal executive office in the State of Nevada, or, if its principal executive office is not in the State of Nevada, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Nevada, and, if the corporation has no principal business office in the State of Nevada, it shall upon request of any shareholder furnish a copy of the Bylaws to date.


         The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees, if any, and of the Board of Directors. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

SECTION 2. RECORD OF PAYMENTS. All checks, drafts or other orders or payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 3. ANNUAL REPORT. Whenever the corporation shall have fewer than one hundred shareholders, the Board of Directors shall not be required to cause to be sent to the shareholders of the corporation the annual report unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Secretary of State, pursuant to the provisions of Nevada law, shall direct the sending of the same.

                        CERTIFICATE OF ADOPTION OF BYLAWS

ADOPTION BY INCORPORATOR(S) OR FIRST DIRECTOR(S)

         The undersigned person(s) appointed in the Articles of Incorporation to act as the Incorporator(s) or First Director(s) of the above-named corporation hereby adopt the same as the Bylaws of said corporation.

Executed March 26, 1999

/s/Lorin Dyrr
Lorin Dyrr
Secretary

Exhibit 4.1

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

-----------------------

-----------------------
-----------------------
No.         Shares
-----------------------

                               The State of Nevada

                                     [LOGO]

                                  Nevada, Inc.
           One Hundred Million Common Shares Authorized, No Par Value

This Certifies That SPECIMEN is the owner of Common Shares no par value each of the Capital Stock of

                            Global Health Trax, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said corporation has caused this Certificate to be signed by its duly authorized officers, and to be sealed with the Seal of the Corporation this day of At

[SEAL]



President                                                              Secretary

-------------------------------------------------------------------------------

                               SHARES $0.001 EACH

                                   CERTIFICATE
                                       FOR
                                     SHARES

[SEAL APPEARS HERE]

OF THE
CAPITAL STOCK
GLOBAL HEALTH TRAX, INC.
ISSUED TO

DATED

For Value Received              hereby sell, assign and transfer unto

Shares of the Capital Stock represented by the written Certificate and do hereby irrevocably constitute and appoint to transfer the said Stock on the books of the within named corporation with full power of substitution in the premises.

Dated

In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORESPOND WITH THE NAME AS WRITTEN ON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION AND ENLARGEMENTS OR ANY CHANGE WHATEVER

Exhibit 5.1

                                Kennan E. Kaeder
                                 Attorney at Law
                          110 West C Street, Suite 1300
                           San Diego, California 92101
                             Telephone 619-232-6545
                             Facsimile 619-374-7277

August 13, 2004

Board of Directors
Global Health Trax, Inc.
2465 Ash Street,
Vista, CA 92081-8424

Re: Global Health Trax, Inc.
Registration Statement on Form SB-2

Dear Mssrs:

I have been retained by Global Health Trax, Inc. ("GLOBAL") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by GLOBAL with the Securities and Exchange Commission relating to the offering of 7,699,649 shares of common stock of GLOBAL. You have requested that I render my opinion as to whether or not the securities set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

In connection with the request, we have examined the following:

1. Articles of Incorporation of GLOBAL;

2. Bylaws of GLOBAL;

3. The Registration Statement; and

4. Unanimous consent resolutions of GLOBAL's Board of Directors.

I have examined such other corporate records and documents and have made such other examinations as we have deemed relevant. Based on the above examination, I am of the opinion that the securities of GLOBAL to be registered pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of California.

I consent to the reference to this firm and this opinion being used in the Registration Statement as an exhibit as having rendered the foregoing opinion and as having represented GLOBAL in connection with the Registration Statement.

Sincerely,

/s/Kennan E. Kaeder
Kennan E. Kaeder

Exhibit 23.1

                       CONSENT OF WEINBERG & COMPANY, P.A
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Global Health Trax, Inc., of our report dated May 28, 2004 relating to the December 31, 2003 financial statements of Global Health Trax, Inc., which appears in such Prospectus.

/s/ Weinberg & Company, P.A.
Wienberg & Company, P.A.

Boca Raton, FL
August 10, 2004

Exhibit 23.2
                                Kennan E. Kaeder
                                 Attorney at Law
                          110 West C Street, Suite 1300
                           San Diego, California 92101
                             Telephone 619-232-6545
                             Facsimile 619-374-7277
                               kkaeder@san.rr.com

August 13, 2004
                                     CONSENT

         I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Southwest Charters, Inc.

Yours truly,
/s/Kennan E. Kaeder
Kennan E. Kaeder